                                                                  Exhibit (p.12)

                              Fidelity Investments
                      Code of Ethics for Personal Investing

                             EFFECTIVE FEBRUARY 2004

The Code of Ethics for Personal Investing is divided into two parts. The rules on pages 2-6 apply to all officers, directors, and employees of Fidelity companies, except those expressly excluded by the Ethics Office, and anyone else identified by the Ethics Office.

Note that some rules apply not only to you, but also to anyone whose relationship to you makes them a "covered person". (See definition at the end of this document). These rules are specifically noted. Fidelity, the funds, and the Ethics Office retain the discretion to interpret the rules and to decide how they apply to any given situation.

The rules on pages 7-12 apply to Access Employees only. In general, Access Employees are those employees who have, or work in areas that have, access to information about fund trades, current fund holdings, securities under consideration by the funds, research recommendations, or other fund-related matters. (See page 6 for specific definitions of each Access Level.)

FOLLOWING THE RULES -- IN LETTER AND IN SPIRIT
The rules covered in this policy serve two important purposes -- one regulatory, the other business. In general, investment firms are required to have rules governing personal securities transactions by people associated with the firm. The rules in this policy were created to address these requirements. The officers, directors, and employees of Fidelity have a duty to place the interests of the shareholders of Fidelity's funds and Fidelity's clients above personal interests. Any behavior that violates this duty -- or that even gives the appearance of doing so -- has the potential to harm the company's reputation and business.

As a Fidelity employee, you're not allowed to take unfair advantage of your relationship to the funds or Fidelity in attempting to benefit yourself or another party. And at all times, you need to conduct yourself in a way that does not interfere or conflict with the operation of the funds or Fidelity's business.

Because no set of rules can anticipate every possible situation, it's essential that you follow these rules in letter and in spirit. Any activity that compromises Fidelity's integrity, even if it doesn't expressly violate a rule, may result in scrutiny or further action from the Ethics Office.

PART 1 RULES FOR ALL EMPLOYEES

WHAT'S REQUIRED

INDICATING THAT YOU ACCEPT THE RULES
When you begin working at Fidelity, and again each year, you're required to sign an Acknowledgment Form, in which you indicate that:
    o you understand and will comply with all rules that currently apply to you
    o you'll let Fidelity monitor the records of your covered accounts
    o you'll comply with any new or existing rules that become applicable to you in the future
    TO DO
    NEW EMPLOYEES Sign and return a hard copy of the Acknowledgment Form within seven days of hire.

    CURRENT EMPLOYEES Acknowledge your acceptance every year by the deadline that is set forth that year by the Ethics Office.

IDENTIFYING AND DISCLOSING YOUR COVERED ACCOUNTS
An important part of complying with these rules is identifying all of your covered accounts. (See definition at the end of this document). Once you have determined which accounts (if any) are covered accounts, you'll need to complete the appropriate sections of a Covered Accounts and Holdings Form.
    TO DO
    NEW EMPLOYEES Complete the appropriate sections of a Covered Accounts and Holdings Form within seven days of hire. Include information on all covered accounts at Fidelity or elsewhere. If you don't have any covered accounts, use the form to tell us this.
    CURRENT EMPLOYEES Complete the appropriate sections of a Covered Accounts and Holdings Form to let the Ethics Office know promptly of new covered accounts (including pre-existing accounts that have become covered accounts, such as through marriage or death).

MOVING COVERED ACCOUNTS IN-HOUSE
While at Fidelity, you need to maintain your covered accounts at Fidelity Brokerage Services LLC (or, if you are an employee outside the United States, at a broker approved for your region; go to risk.fmr.com/ethics). The only exceptions are described in "Obtaining approval for any accounts that can't be moved."
    TO DO
    o Transfer assets to your Fidelity brokerage account (or other brokerage account approved for your region).
    o Close all of your external brokerage accounts.

OBTAINING APPROVAL FOR ANY ACCOUNTS THAT CAN'T BE MOVED
With approval from the Ethics Office, you can keep an external account if it:
    o contains only securities that can't be transferred o exists solely for products or services that are unlike any that Fidelity provides
    o exists solely because your spouse's employer also prohibits external accounts
    o is professionally managed by a third-party registered investment advisor, is an ESOP (employee stock option plan) or an ESPP (employee stock purchase plan), or is required by a trust agreement
    o is a non-brokerage account required by a DPP (direct purchase plan), a DRIP (dividend reinvestment plan), or an AIP (automatic investment plan)
    o is associated with an estate of which you are the executor, but not a beneficiary, and your involvement with the account is temporary.

    TO DO
    o For permission to maintain and external account, complete an Exception Request Form (available at risk.fmr.com/ethics).
    o Provide a current statement for each account you list on the form.

KEEPING US UP TO DATE ON ACCOUNT ACTIVITY
You need to disclose all transactions in covered accounts that involve covered securities. (See definition at the end of this document). For internal accounts that you've disclosed to the Ethics Office, this disclosure happens automatically. For all other accounts, you need to make sure that the Ethics Office receives copies of all trade confirmations and account statements.
    TO DO
    o Arrange for duplicate trade confirmations and statements of all external accounts, including any accounts that aren't approved, to be sent to The Fidelity Investments Ethics Office, 82 Devonshire Street ZW10B, Boston, MA 02109.
    o For any transaction not reflected on your internal or external statements, submit a Securities Transaction Report (available at risk.fmr.com/ethics) to the Ethics Office within ten days of the end of the month in which the transaction was completed. Not filing this form will be considered an affirmative statement that you have no transactions of this type to report.
    o For investments in an entity, the assets of which are predominantly covered securities, you need to disclose the holdings of that entity to the Ethics Office. For example, this requirement would apply to an interest in a limited partnership that invests in public company stocks. (This rule does not apply to investments in mutual funds, exchange-traded funds, or similar products.)

COMPLYING WITH APPLICABLE TRADING LIMITS
Excessive trading in covered accounts is strongly discouraged. The Ethics Office monitors trading activity, and may limit the number of trades that may be made in your covered accounts during a given period.
    TO DO
    o Comply fully and promptly with any trading limits placed on your covered accounts by the Ethics Office.

OBTAINING APPROVAL TO TRADE IN BROKERAGE ACCOUNTS OWNED BY OTHERS
You may only maintain and exercise authority to trade covered securities in a covered account. You may, however, maintain and exercise such trading authority over an account that isn't considered a covered account if the account is owned by a member of your family and you have obtained approval from the Ethics Office. Under this exception, the account would become subject to the Code of Ethics, and the account owner(s) would be required to comply with the Code. If you are employed or registered with one of Fidelity's broker-dealers, note the additional restrictions in the Rules for Broker Dealer Employees that apply to you.

    TO DO
    NEW EMPLOYEES
    o If you currently have authority to trade covered securities in an account that is not a covered account, immediately take action to have such authority terminated.
    o To request an exception from this rule, submit a Trading Authorization Request Form to the Ethics Office (available at risk.fmr.com/ethics). Don't direct any trades in the account without written approval from the Ethics Office.
    CURRENT EMPLOYEES
    o If you want to trade in an account that may qualify for an exception, submit a Trading Authorization Request Form to the Ethics Office. Don't direct any trades in the account without written approval from the Ethics Office.

OBTAINING APPROVAL TO SERVE AS A DIRECTOR
You need to get approval in advance to serve as a director or trustee of a publicly traded company or a non-Fidelity privately held company likely to issue shares. Approval will be based upon a determination that the activity would be in the best interests of the funds and their shareholders. In addition, Fidelity's Policy on Outside Activities and Affiliations (available at risk.fmr.com/ethics) requires prior approval for other activities as well, including accepting additional employment outside of Fidelity or participating in an activity that may create an actual or perceived conflict of interest with Fidelity.
    TO DO
    NEW EMPLOYEES
    o Request approval to continue to participate in any covered activities by completing an Outside Activities and Affiliations Request Form (available at risk.fmr.com/ethics).
    CURRENT EMPLOYEES
    o Request approval before participating in any covered activities by completing the form mentioned above.

WHAT'S PROHIBITED

TRADING SECURITIES OR USING SHORT STRATEGIES FIDELITY HAS RESTRICTED
The following is not permitted in any covered account
    o trading any security that Fidelity has restricted
    o taking a short position (See definition at the end of this document) in a security that exceeds the same account's long position in that security; this prohibition includes buying puts to open, selling calls to open, and selling securities short
    o selling short a Fidelity Select Portfolio.

Short sales against the box are permitted, as are short strategies involving the following indexes: S&P 100, S&P 500, S&P Midcap 400, Morgan Stanley Consumer, FTSE 100, and Nikkei 225.

PARTICIPATING IN IPOS
Neither you nor any other covered person is allowed to participate in an IPO (initial public offering) where no public market in a similar security of the issuer previously existed. This rule applies to equity and debt securities and to free stock offers through the Internet. With prior approval from the Ethics Office, you may participate if:
    o you have been offered shares because you already own equity in the company
    o you have been offered shares because you're a policyholder or depositor of a mutual company that is reorganizing into a stock company
    o your spouse has been offered shares because of his or her employment with the company

    TO DO
    o For approval to participate in an IPO that may qualify as an exception, complete the Exception Request Form (available at risk.fmr.com/ethics).
    o Don't participate in any IPO without written approval from the Ethics
      Office

PARTICIPATING IN AN INVESTMENT CLUB
Neither you nor any covered person may participate in an investment club or similar entity.

INVESTING IN A HEDGE FUND
Neither you nor any covered person may invest in a hedge fund. However, this does not apply to any products issued or managed by Fidelity.

GIVING OR RECEIVING CERTAIN GIFTS
You may not accept any gift or compensation from a third party intended to influence a fund's investment decisions or trading activity.

In addition, you need to comply with Fidelity's Policy on Gifts and Gratuities (available at risk.fmr.com/ethics), which, among other things, prohibits you from giving or accepting any gift, worth more than $100 per calendar year, to or from any person or entity who is a current or prospective vendor, customer, or supplier of Fidelity.

PROFITING FROM KNOWLEDGE OF FUND TRANSACTIONS
You may not use your knowledge of fund transactions to profit by the market effect of such transactions.

INFLUENCING A FUND TO ACT IN A WAY THAT BENEFITS YOU OR OTHERS
The funds are required to act in the best interests of their shareholders. Accordingly, you are prohibited from influencing a fund to act (or not to act) for your benefit or the benefit of any other party instead of for the benefit of its shareholders.

For example, you may not influence a fund to buy, sell, or refrain from trading a security in order to affect that security's price to advance your own interests or those of a party that has or seeks to have a business relationship with Fidelity.

TRANSACTING WITH A FUND
Neither you nor any covered person may engage in any transaction with a fund other than the regular performance of your business duties, or buying or selling shares of the fund.

ATTEMPTING TO DEFRAUD A FUND
Attempting to defraud a fund in any way is not only a violation of Fidelity's rules, but is also a violation of federal law. Although this rule is particularly relevant to employees of FMR Co., it applies to everyone covered by these rules.

USING A DERIVATIVE TO GET AROUND A RULE
If something is prohibited by these rules, then it's also against these rules to effectively accomplish the same thing by using a derivative. This includes futures, options, options on futures, and other types of derivatives. For example, the rules that apply to covered securities also apply to single stock futures.

HOW WE ENFORCE THESE POLICIES

THE ETHICS OFFICE
The Ethics Office regularly reviews the forms and reports it receives. If these reviews turn up information that is incomplete, questionable, or potentially in violation of the rules in this document, the Ethics Office will investigate the matter and may contact you. The Ethics Office or another appropriate party may issue sanctions, such as:
    o warnings
    o fines or other payments
    o limitations or bans on personal trading
    o dismissal from employment
    o referral of the matter to civil or criminal authorities

Fidelity takes all rule violations seriously, and, at least once a year, provides the funds' trustees with a summary of the sanctions imposed for material violations of these rules. You should be aware that other securities laws and regulations not addressed by these rules may also apply to you, depending on our role at Fidelity.

EXCEPTIONS
In cases where exceptions to these rules are noted and you may qualify for them, you need to get prior approval from the Ethics Office. The way to request any particular exception is discussed in the text of the relevant rule. If you believe that you have a situation that warrants an exception that is not discussed in the rules, you're welcome to submit a written request to the Ethics Office. Your request will be considered by the Ethics Officer in consultation with members of the Ethics Oversight Committee, and you'll be notified of the outcome.

APPEALS
If you believe a request of yours has been incorrectly denied or you have received a sanction that you feel is not warranted, you may appeal the decision. To make an appeal, you need to give the Ethics Office a written explanation of your reasons for appeal within 30 days of when you were informed of the decision. Be sure to include any extenuating circumstances or other factors not previously considered. During the review process, you may, at your own expense, engage an attorney to represent you. The Ethics Office may arrange for senior management or other parties process. You'll be notified of the outcome of your appeal by the Ethics Office.

NOTE
The policies and procedures described in these rules do not create any obligation to any person or entity other than Fidelity and the funds. These rules are not a promise or contract, and may be modified at any time. Fidelity and the funds retain the discretion to decide whether any rule applies to a specific situation, and how it should be interpreted.

PART 2 ADDITIONAL RULES FOR ACCESS LEVEL 1 AND ACCESS LEVEL 2 EMPLOYEES

Access Employees are divided into two categories, Access Level 1 and Access Level 2. If you qualify for both categories, your category is Access Level 2. You may also be placed in either category by designation of the Ethics Office.

YOU ARE AN ACCESS LEVEL 1 EMPLOYEE IF YOU ARE:
    o an employee of FMTC or FPCMS
    o an employee in Enterprise Compliance or Fidelity Audit Services
    o an employee with access to timely information about fund investments or recommendations, including access to systems such as AS400 trading or development machines

YOU ARE AN ACCESS LEVEL 2 EMPLOYEE IF YOU ARE:
    o an employee of FMR Co. or Fidelity Capital Markets
    o a member of the Board of Directors of FMR Co. or FMR Corp.
    o an employee who is a trustee or member of the Advisory Board of the Fidelity funds
    o an elected officer of FMR Corp.
    o an attorney acting as counsel within FMR Corp. Legal
    o an employee in the Ethics Office

Both Access Level 1 and Access Level 2 Employees must follow the rules on pages 7-9. Additional rules on pages 9-12 apply to you if you are an Access Level 2 Employee.

WHAT'S REQUIRED

DISCLOSING YOUR HOLDINGS
In addition to disclosing your covered accounts as required in Part 1, you need to disclose all holdings of covered securities owned by you or a covered person. Holdings information must be less than 31 days old when you submit it.
    TO DO
    NEW EMPLOYEES AND NEWLY DESIGNATED ACCESS EMPLOYEES Cancel any good-till-cancelled orders in your covered accounts. Complete both parts of the Covered Accounts and Holdings Form within seven days of hire or designation.
    CURRENT ACCESS EMPLOYEES Each year, complete and return the Holdings Verification Report, which the Ethics Office typically sends out in the first quarter of the year. The information on this report must be less than 31 days old when you submit it. If the Ethics Office asks you to confirm or update your account or holdings information or to provide additional information, you need to respond promptly.

DISCLOSING GIFTS OF SECURITIES
You need to notify the Ethics Office of any covered securities that you or a covered person gives, donates, or transfers to another party, or that you or a covered person receives or acquires from another party. This includes, among other things, inheritances of securities and donations of securities to charities.

    TO DO
    Complete a Securities Transaction Report (available at risk.fmr.com/ethics) within ten days following the end of the quarter during which the gift or transfer was made.

Obtaining permission before investing in closed-end funds associated with Fidelity You need to get prior approval from the Ethics Office before you or a covered person trades any shares of closed-end funds for which Fidelity provides pricing or bookkeeping services.

CLEARING TRADES IN ADVANCE

THE RULES OF PRE-CLEARANCE You and any covered person must clear in advance proposed orders to buy or sell any covered security. It's important to understand the following rules before requesting pre-clearance for a trade:
    o You have to apply on the same day that you want to trade.
    o Pre-clearance approval is only good for one day. If you don't use it that day, it expires.
    o Good-till-cancelled orders are not permitted.
    o Check the status of your order(s) at the end of the day and cancel any orders that haven't been executed. If not cancelled, unfilled orders may be executed the next trading day in violation of this rule.

The purpose of this rule is to reduce the possibility of conflicts between trades in covered accounts and trades made by the funds. When you apply for pre-clearance, you're not just asking for approval. You're giving your word that you:
    o don't have any inside information on the security you want to trade
    o are not using knowledge of actual or potential fund trades to benefit yourself or others
    o believe the trade is available to the general investor on the same terms
    o will provide any relevant information requested by the Ethics Office

Generally, requests will not be approved if we determine your transaction may materially affect the market price of that security or take advantage of or hinder trading by the funds.

EXCEPTIONS You don't need to pre-clear trades in certain securities. These include:
    o options on, or exchange-traded funds that track, the S&P 100, S&P Midcap 400, S&P 500, Morgan Stanley Consumer Index, FTSE 100, and Nikkei 225
    o securities being transferred as a gift
    o currency warrants
    o rights subscriptions
    o automatic dividend reinvestment

With the prior approval of the Ethics Office, there are a few situations where you may be permitted to trade without pre-clearing. These situations are:
    o trades in a covered account that is professionally managed by a third party
    o purchases made through an automatic, regular program that has been disclosed in advance
    o when you can show that repeated rejection of your pre-clearance request is causing a significant hardship

HOW TO CLEAR A TRADE IN ADVANCE
To avoid errors, use these step-by-step instructions:
   1. GO TO HTTPS://PRECLEAR.FMRCO.COM. Pre-clearance is available between
      10:15 AM (12 noon for FMR Co. traders) and 5:30 PM Eastern Time. If you are unable to access pre-clearance online, call the Pre-Clearance Desk at 617-563-6109.
   2. CAREFULLY ENTER THE DETAILS OF THE TRADE YOU'D LIKE TO MAKE. Do not trade unless you receive approval. Note the pre-clearance reference number for your records.
   3. PLACE YOUR ORDER. Be sure your order is for the same security, direction, and quantity (or a lesser quantity) as your pre-clearance approval. Do not place a good-till-cancelled order.
   4. Check the status of your order at the end of the day.
   5. Cancel any orders that haven't been filled.

+ ADDITIONAL RULES FOR ACCESS LEVEL 2 EMPLOYEES ONLY

WHAT'S REQUIRED

SURRENDERING 60-DAY GAINS
Any gains in a covered account that are generated by trading a given covered security or its equivalent within a 60-day period must be surrendered. The amount of the gain that must be surrendered is determined by matching each sale or option transaction to all prior purchases or opposite transactions within the past 60 days, starting with the earliest. Gains are calculated differently under this rule than they would be for tax purposes. Neither losses nor potential tax liabilities will be offset against the amount that must be surrendered under this rule. There are only two exceptions to this rule:
    o When you are trading options on, or exchange traded funds that track, the following indexes: S&P 100, S&P Midcap 400, S&P 500, Morgan Stanley Consumer, FTSE 100, and Nikkei 225.
    o When the rule would prevent you from realizing a tax loss on a proposed trade. This exception is not automatic and requires the advanced written approval of the Ethics Office. Approval will be based on fund trading and other pre-clearance tests. You are limited to a total of three exceptions per calendar year across all of your covered accounts.
    TO DO
    o Before trading a security in a covered account that might trigger this rule, make sure you understand how much may have to be surrendered. The calculation may be complicated, especially if options or multiple prior purchases could be involved. If you have any doubt, call the Ethics Office at 617-563-5566.
    o To request permission for a tax loss exception, contact the Ethics Office before trading. Allow at least two business days for your request to be considered.

    For more specific information about how option transactions are treated under this rule, see below.

    OPTION TRANSACTIONS UNDER THE 60-DAY RULE
    Option transactions can be matched in two ways:
        o to prior purchases of the underlying security; and
        o to prior option transactions in the opposite direction.

    When matching an option transaction to prior purchases of the underlying security, selling a call and buying a put are treated as sales and will be matched to purchases of the underlying security made in the preceding 60 days.

    When matching an option transaction to prior option transactions, a closing position is matched to like opening positions made within the preceding 60 days.

    EXERCISING AN OPTION
      o The initial purchase or sale of an option, not the exercise or assignment of the option, is matched to opposite transactions made within the prior 60 days.
      o The sale of the underlying securities received from the exercise of an option will also be matched to opposite transactions made within the prior 60 days.

    AUTOMATIC LIQUIDATION
    When the sale of the underlying security is the result of an automatic liquidation, you are required to stop the automatic liquidation to avoid surrendering 60-day gains.

FOLLOWING SPECIAL PROCEDURES FOR PRIVATE SECURITIES TRANSACTIONS
Before investing in any private placement or other private securities transaction, you or any covered person needs to get prior approval from the Ethics Office. The only exception is for private placements issued by a Fidelity company. These are automatically reviewed in advance by the Ethics Office, and any that are offered to you will already have been approved.
    TO DO
      o Before investing in any private investment, Fill out a Private Transaction Request Form (available at risk.fmr.com/ethics).
      o Get the necessary approval from your manager, division head, or other authority, as described on the request form.
      o Submit the request to the Ethics Office and await approval.
      o Report the final transaction within ten days of the end of the month in which it was completed, using a Securities Transaction Report (available at risk.fmr.com/ethics).
      o If you have a material role in the consideration of securities of the issuer (or one that is affiliated) by any fund after you were permitted to make a private investment, you must follow these additional steps:
        - Disclose your private interest to the person(s) making the investment decision in that or an affiliated issuer.
        - Obtain an independent review of any decision to buy the securities of the issuer (or one that is affiliated) for your assigned fund(s) before buying for the funds. This review must be performed by your division or department head.

COMMUNICATING YOUR OWNERSHIP OF SECURITIES IN CERTAIN CIRCUMSTANCES
If a given security (whether public or private) is held in a covered account, or you or any covered person is about to place a trade in that security, you have an affirmative duty to disclose this information in the course of any communication that is intended to influence, or is reasonably likely to influence, a fund's investment decisions about that security.

WHAT'S PROHIBITED

BUYING SECURITIES OF CERTAIN BROKER-DEALERS
Neither you nor any covered person is allowed to buy the securities of a broker-dealer or its parent company if the Ethics Office has restricted those securities.

TRADING AFTER A RESEARCH NOTE
Specifically designated Access Level 2 Employees Only
Neither you nor any covered person is allowed to trade a security until two full business days have elapsed after a Fidelity research note on that security has been issued. This rule will be tested at the time of pre-clearance.

+ ADDITIONAL RULES FOR FMR CO. RESEARCH ANALYSTS AND PORTFOLIO MANAGERS ONLY

WHAT'S REQUIRED

PROVIDING MATERIAL INFORMATION TO THE FUNDS BEFORE TRADING
Any time you're in possession of material, public information that you received directly from an issuer, you must communicate that information to Fidelity before you trade any securities of that company in a covered account.
    TO DO
    o Confirm whether a Fidelity research note has been published with the relevant information.
    o Publish a note or provide the information to the head of equity research before trading in a covered account.
    o Wait until two full business days have elapsed after the issuance of a note or your disclosure before trading in a covered account.

WHAT'S PROHIBITED

TRADING BEFORE RECOMMENDING FOR THE FUNDS
If you are a research analyst, you may not trade (in a covered account) a security that you are assigned to if you have not communicated information about that security to the funds in a research note, unless you have permission from the head of equity research and the Ethics Office.
    TO DO
    Publish a note with relevant information and indicate your ownership in the note before trading a security you are assigned to cover. The Ethics Office may consult with a head of research when you pre-clear, if the proposed transaction is the opposite of your most recent recommendation.

FAILING TO RECOMMEND OR TRADE FOR A FUND
You may not refrain from timely recommending or trading a suitable security for a fund in order to avoid an actual or apparent conflict of interest with a transaction in that security in a covered account.

TRADING WITHIN SEVEN DAYS OF A FUND YOU MANAGE
If you're a portfolio manager, trading in a covered account within seven calendar days before or after a trade is executed in the same or equivalent security by any of the funds you manage is not permitted.

There are three exceptions to this rule:
PROHIBITED
    o WHEN THE RULE WOULD WORK TO THE DISADVANTAGE OF A FUND You must never let a trade in a covered account prevent a fund you manage from subsequently trading the same security if not making the trade would disadvantage the fund. However, you need approval in advance from the Ethics Office before making any trades under this exception. The Ethics Office will need to know, among other things, what new information arose since the date of the covered account trade.

    o WHEN THE CONFLICTING FUND TRADE RESULTS FROM STANDING ORDERS A covered account trade may precede a fund trade in the same security when the fund's trade was generated independently by the trading desk because of a standing instruction to trade proportionally across the fund's holdings in response to fund cash flows.

    o WHEN THE COVERED ACCOUNT IS INDEPENDENTLY MANAGED This exception applies only where a covered account is managed by a third-party professional investment advisor under a written contract, and you provide no input on day-to-day investment decisions. To take advantage of this exception, you need written approval in advance from the Ethics Office.

    TO DO
    o Before trading personally, consider whether there is any likelihood that you may be interested in trading that security in your assigned funds within the next seven calendar days. If so, refrain from trading in a covered account.
    o If a fund you manage has recently traded a security, you must delay any covered account trades in that security until the eighth calendar day after the most recent trade by the fund.
    o Contact the Ethics Office immediately to discuss any situation where these rules would work to the disadvantage of the funds.

KEY CONCEPTS DEFINED
--------------------------------------------------------------------------------

BROKERAGE ACCOUNT Any account in which you can trade stocks, bonds, or any other covered security (as defined below). This includes 401(k) accounts and other accounts if you are permitted to trade covered securities in them.

COVERED ACCOUNT The term "covered account" encompasses a fairly wide range of accounts. Important factors to consider are your actual or potential investment control over an account, whether you benefit financially from an account, and what your family and financial relationships are with the account holder. Examples of covered accounts include any brokerage account that belongs to one or more of the following owners:
    o you or your spouse
    o any immediate family member who shares your household and who is under 18 or whom you support financially
    o any corporation or similar entity where you, or an immediate family member sharing your household, are a controlling shareholder or participate in investment decisions by the entity
    o any trust of which you are (i) a beneficiary, and you participate in making investment decisions for the trust; (ii) a trustee, and you either have an opportunity to profit from the trust's investment operations or a member of your immediate family is a beneficiary of the trust; or (iii) a settlor, and you can revoke the trust by yourself and you participate in making investment decisions for the trust
    o Any undertaking in which you have the opportunity to profit from a transaction in a security.

COVERED PERSON This designation includes:
    o you
    o your spouse
    o any immediate family member who shares your household and who is under 18 or whom you support financially

COVERED SECURITY A covered security is any security except:
    o shares of U.S.-registered open-end mutual funds (note, however, that shares of exchange-traded funds are covered securities)
    o money market instruments, such as certificates of deposit, banker's acceptances, and commercial paper
    o U.S. Treasury securities
    o obligations of U.S. government agencies and instrumentalities with remaining maturities of one year or less
    o securities issued by FMR Corp.
    o commodities, and options and futures on commodities (for example, grains or metals traded on a commodities exchange)

FUND In this document, the terms "fund" and "Fidelity fund" mean any investment company, or any account holding third-party assets, that is advised by FMR Co. or an affiliate.

IMMEDIATE FAMILY MEMBER Your spouse, and anyone with the following relationship to you, whether by blood, adoption, or marriage:
    o children, stepchildren, and grandchildren
    o parents, step-parents,and grandparents o siblings
    o parents-, children-, or siblings-in-law

PORTFOLIO MANAGER Any employee with responsibility for managing a fund, or a portion of a fund, and for making investment decisions for the fund or a respective portion of it.

RESEARCH ANALYST Any employee with responsibility for making investment recommendations to the funds.

SELLING SHORT Selling a security that is not owned by the seller at the time of the trade.

SHAREHOLDER In this document, the term "shareholder" means a shareholder of a fund or a client whose assets are managed by FMR Co. or an affiliate.

LEGAL INFORMATION
The Code of Ethics for Personal Investing constitutes the Code of Ethics required by Rule 17j-1 under the Investment Company Act of 1940, and has been adopted as such by the Fidelity funds, the FMR Corp. subsidiaries that are their investment advisors or principal underwriters, and companies affiliated with any of these entities.

INDEPENDENT TRUSTEES
Trustees and members of the Advisory Board of the Fidelity funds are Access Level 2 Employees, unless they are not "interested persons" (as defined in the Investment Company Act), and they do not have access to daily trading activities or listings of current fund holdings. Independent Trustees are subject to the general principles and spirit of these rules and, like other members of the board, must disclose their covered accounts and holdings and must report transactions regularly. Independent Trustees are not subject to the procedural requirements and prohibitions applicable to employees, but they have adopted their own policy that supplements but is not part of these rules.

FIDELITY'S COMMITMENT TO ETHICS

Our company's commitment to the highest standards of integrity and loyalty to customers and shareholders is underscored by our name - Fidelity. We are known by our decisions and actions, as a company and as individuals. The accompanying Code of Ethics enables the company and its employees to act in a way that does not conflict - or appears to conflict - with the interests of our clients.

We believe that customer interests can be protected even when employees make personal investments, exchange certain gifts or engage in certain outside activities. But there must be limits.

No written Code can anticipate all activity that would conflict (or might appear to conflict) with the interest of Fidelity or its clients. Fidelity employees are expected to understand and respect the spirit of the rules - and always to act in a way that demonstrates our commitment to our customers and to doing the right thing.

FOREWORD

All employees of Fidelity International Limited and its subsidiary companies ("Fidelity") are bound by this Code of Ethics which sets out the standards we expect from you in personal account trading, managing conflicts of interest, and receiving gifts and hospitality. Parts of the Code apply, not only to you as an employee, but also to close relatives, spouses, partners, and others in whose affairs you could have a beneficial interest.

As a fund management organization we have a duty to our customers to meet the highest standards of personal behavior. The Code is designed so that employees can conduct themselves and buy and sell stocks and shares in a way which does not conflict with the management of our clients' assets. It is important to our reputation that we avoid giving even the appearance of any conflict of interest.

In the financial services industry the major asset of any company is its reputation. The Code not only underlines Fidelity's commitment to keeping the Fidelity reputation untarnished, but also provides a framework in which employees can manage their personal affairs in a way consistent with that reputation.

A WORD ABOUT THE STRUCTURE OF THE CODE

The Code is contained in the first section of this document. All the general provisions are contained in this Code and these apply to everyone throughout Fidelity.

Annex 1 contains specific provisions and additional information for employees in certain locations or working on specific products. Your local Compliance Officer will tell you if any of these provisions apply to you.

General administrative provisions are explained in Annex 2. These apply to all employees.

Finally, if you have any questions contact your local Compliance Department. Contact details for your local Compliance department can be found in Appendix A.

 CODE OF ETHICS 2004

THIS CODE MUST BE FOLLOWED BY ALL FIDELITY EMPLOYEES WHEREVER THEY WORK.
    1.  Introduction
    2.  Who must follow the Code
    3.  Which trades are subject to the Code
    4.  Trades which are not allowed
    5.  Trades which need special permission
    6.  Times when you are not allowed to trade
    7.  How to trade
    8.  What to do after you have traded

ANNEX 1-COUNTRY OR PRODUCT SPECIFIC SUPPLEMENTS

THIS SUPPLEMENT MUST BE FOLLOWED BY EMPLOYEES AND DIRECTORS OF THE FOLLOWING COMPANIES OR IF YOU ARE REQUESTED TO DO SO BY YOUR COMPLIANCE DEPARTMENT:
    1.  Fidelity Investments Securities Investment Trust Co. Ltd ("SITE")
    2. Fidelity Investment Services GmbH, Fidelity Investments International - Niederlassung Frankfurt and Fidelity Investment Management GmbH
    3.  Fidelity Investments Japan and Fidelity Brokerage Services Japan
    4.  Fidelity Investments Securities (Taiwan) Limited ("FIST")
    5. Fidelity Investments Advisory Company (Korea) Limited and directors, officers and qualified investment experts of Fidelity Investments Management (Hong Kong) Limited
    6.  Fidelity Investissements SAS and Fidelity Gestion
    7.  Fidelity Technology India Private Limited ("FTI")
    8.   Employees involved with the management of FMR's 1940 Act Funds

ANNEX 2 - GENERAL ADMINISTRATIVE PROCEDURES AND FURTHER INFORMATION
    1.  Inside Information
    2.  Receiving and Offering Gifts and Hospitality
    3.  General Responsibilities
    4.  Administration of the Code
    5.  Which forms have to be completed and when
    6.  Some questions and answers

1.       INTRODUCTION

1.1 The purpose of the Code is to provide a framework within which you can conduct your personal affairs without coming into conflict with our duties to our customers. A lot of the Code covers your own trades in stocks and shares, but some of it also covers receiving gifts and invitations to sporting and other events.

1.2 Many of our regulators require Fidelity to have such a Code, but Fidelity has always believed in the principles set out in the Code. We look after the savings and pensions of many hundreds of thousands of people and we have a duty to safeguard these and not to use them to our personal advantage.

1.3 As a result there may be times when you, or a member of your close family, will not be allowed to buy or sell a particular share. This could be because we are trading in that share on behalf of our customers. We do not want to put that trade at risk. Neither do we want to give the impression that we are using knowledge of what we are doing for customers to make a profit or avoid a loss in our personal trading.

1.4 With regards to gifts and hospitality, Fidelity actively discourages the giving and receiving of business-related gifts and hospitality. This is to avoid potential conflicts of interest or bias in trading with outside suppliers and external relationships. Fidelity's Gifts and Hospitality Policy, which is separate from this Code and can be found at Section 2 of Annex 2, sets forth the specific policies, restrictions and procedures to be observed by employees with respect to business-related gifts and related matters.

1.5 We also recognise that there are times when it might be awkward for you to follow the Code to the letter. In exceptional circumstances we can establish special approvals that are consistent with the principles of the Code and the interests of our customers. If you have a problem you must raise it as early as possible with your local Compliance Department.

1.6 PLEASE READ THE CODE CAREFULLY. IT IS AN IMPORTANT DOCUMENT THAT FORMS PART OF YOUR CONTRACT OF EMPLOYMENT WITH FIDELITY. IN FACT, WE ASK YOU TO CONFIRM TO US EACH YEAR THAT YOU HAVE READ AND UNDERSTOOD THE CODE. THIS IS FOR YOUR OWN PROTECTION AS A SERIOUS BREACH OF THE CODE CAN LEAD TO A FINE OR EVEN DISMISSAL. IN SOME JURISDICTIONS BREACHES OF PARTS OF THE CODE MAY BE A CRIMINAL OFFENCE.

A FINAL WORD...

The Code cannot cover every situation that might come up. IT IS UP TO YOU TO BEHAVE RESPONSIBLY AND FOR YOU TO FOLLOW THE CODE. EVEN IF YOU HAVE RECEIVED SOME PERMISSION YOU STILL MUST MAKE SURE THAT WHAT YOU PLAN TO DO IS ALLOWED UNDER THE CODE. THIS IS YOUR PERSONAL RESPONSIBILITY. IF YOU ARE IN DOUBT OR HAVE A QUESTION CONTACT YOUR LOCAL COMPLIANCE DEPARTMENT BEFORE YOU DO ANYTHING. THEIR CONTACT DETAILS ARE SET OUT IN APPENDIX A.

2.       WHO MUST FOLLOW THE CODE

--------------------------------------------------------------------------------
SUMMARY BOX
o The Code covers employees of Fidelity and close family members
o Each employee falls within one of four categories
o Check if you need to follow one of the supplements
--------------------------------------------------------------------------------

2.1 All employees of Fidelity have to follow the Code. The Code also covers members of your immediate family, spouses and partners and others living in the same house. It will also cover trading in stocks and shares where you have a financial interest. Appendix B sets out when the Code will apply to someone other than you. This can be a complex area and if you are in any doubt as to whether a particular person is covered by the code you must ask your local Compliance Department (see Appendix A). Broadly, if something applies to you, it applies to your immediate family and partners in the same household, but you should read Appendix B carefully.

2.2 You are told when you join Fidelity which employee category you fall into. This category will also apply to people who must follow the Code because of Appendix B. Your category is important because there are some rules in the Code that only apply to particular categories of employees.

2.3      There are four categories:
                  Non-Access Persons
                  Access Persons
                  Investment Professionals
                  Senior Executives

         These are described in the following section. Your category will appear on the forms that you have to fill in each quarter. The categories are based on what sort of work you do and what sort of information you have access to. So when you change jobs or the type of work you do, your category may also change.

         NON-ACCESS PERSONS

         2.3.1    You are a Non-Access Person if:
                       o You do not have access to any information, either via
                         systems or physical access, which could be regarded as Fidelity proprietary information and which might be relevant to a trading decision; and
                       o You have been specifically notified by your Compliance
                         Officer of your status.
         2.3.2 Everyone in Fidelity has to follow the Access Person rules (except where you are a Non-Access person), but some will also have to follow the rules of another category.

                  ACCESS PERSONS ARE:
                       o All employees of any Fidelity company who are not a
                         Non-Access person (see above)
                       o All directors of such companies
                       o All directors of a Fidelity fund (e.g. one of the UK
                         investment trusts or Fidelity Funds)

                  If you are a director who has signed a separate letter you are treated as a different category. Details can be found in Appendix C.

         2.3.3    INVESTMENT PROFESSIONALS

                  You are an Investment Professional if you are:
                       o A portfolio manager
                       o A research analyst or associate
                       o A trader or a trading assistant
                       o A member of an asset allocation group
                       o A member of the Portfolio Management Services group

                  Some people may also be categorised as an Investment Professional even when they might not fall into one of the above descriptions. If this happens to you, you will be told in writing.

         2.3.4    SENIOR EXECUTIVES

                  You are a Senior Executive if you are:
                       o A board director of any Fidelity company
                       o A director or vice-president of such a company
                       o In the Fund Treasurer's department
                       o In the Compliance or Legal departments
                       o In the Internal Audit, Risk or Security Departments

                  Some people may also be categorised as a Senior Executive even when not falling into one of the above descriptions. If this happens to you, you will be told in writing.

                  PLEASE NOTE: ALL INVESTMENT PROFESSIONALS AND SENIOR EXECUTIVES ARE ALSO ACCESS PERSONS. SOME PARTS OF THE CODE ONLY APPLY TO INVESTMENT PROFESSIONALS AND SENIOR EXECUTIVES.

2.4      SUPPLEMENTS

         If you are a director or an employee of the following companies you must read and also follow (if appropriate) the relevant supplement in Annex 1.
                       o Fidelity Investments Securities Investment Trust Co.
                         Ltd ("SITE") - Supplement 1
                       o Fidelity Investment Services GmbH, Fidelity Investments
                         International - Niederlassung Frankfurt and Fidelity Investment Management GmbH - Supplement 2
                       o Fidelity Investments Japan and Fidelity Brokerage
                         Services Japan - Supplement 3
                       o Fidelity Investments Securities (Taiwan) Ltd ("FIST") -
                         Supplement 4
                       o Fidelity Investments Advisory Company (Korea) Limited
                         and directors, officers and qualified investment experts of Fidelity Investments Management (Hong Kong) Limited - Supplement 5
                       o Fidelity Investissements SAS and Fidelity Gestion -
                         Supplement 6
                       o Fidelity Technology India Private Limited ("FTI") -
                         Supplement 7

2.5      FMR'S 1940 ACT FUNDS

          If you are involved with the investment management of the 1940 Act Funds run by Fidelity Management & Research Company or any other fund or account subject to US SEC registration, then Supplement 8 of Annex 1 may apply. Your local Compliance Officer will notify you if this section applies to you.

3.       WHICH TRADES ARE SUBJECT TO THE CODE

--------------------------------------------------------------------------------
SUMMARY BOX
o  The Code regulates personal trading in Reportable Securities
o Reportable Securities includes all stocks and shares unless specifically excluded.
o  Shares in unit trusts, OEICs and mutual funds are not Reportable Securities
o Simple life assurance, endowment policies and bank accounts are not Reportable Securities.
--------------------------------------------------------------------------------

3.1 The Code only covers some of the personal trades that you may do. Any trade in a Reportable Security is covered by the Code. A purchase or a sale of an investment that is not a Reportable Security is not covered by the Code.

3.2 Reportable Securities are all shares, bonds and other securities unless they are excluded in 3.3 below.

3.3      The following are not Reportable Securities:

         o Shares or units in regulated open-ended investment companies, mutual funds and unit trusts (including Fidelity products). Please note that hedge funds are not included in this definition.
         o Government Securities issued by the USA, Japan and members of the European Economic Area (EEA). A list of EEA Countries can be found at Appendix D.
         o Securities issued by agencies of these governments which have a remaining maturity of one year or less.
         o Debt instruments denominated in Indian Rupees issued by the Government of India, the Reserve Bank of India, or Post Offices owned by the Government of India.
         o  Life assurance and endowment policies.
         o  Bank savings or current accounts.
         o Certificates of Deposit and other money market investments such as commercial paper.
         o  Shares issued by companies in the Fidelity Group
         o  Commodities
         o  Futures or options on commodities

3.4 All other securities (and options and futures on such securities and securities indices) are Reportable Securities and are covered by the Code. This includes holdings within an ISA or PEP account, Fidelity's Investment Trusts listed in the UK as well as other closed-end funds.

4.       TRADES WHICH ARE NOT ALLOWED

--------------------------------------------------------------------------------
SUMMARY BOX
o If you have inside information, trades using that inside information are not permitted.
o Neither is using knowledge of a fund's transactions.
o Investments in certain futures may not be allowed
o Selling a security short is not permitted.
--------------------------------------------------------------------------------

4.1 Certain types of trades are not permitted under any circumstances. It is not possible to set out every type of trade that is inappropriate so the list below may be added to from time to time.

4.2 You are not allowed to do a trade (or encourage someone else to trade) if you have inside information which is relevant to the security you wish to trade. In some countries trading on inside information is a criminal offence. In all countries trading with inside information may lead to disciplinary action being taken. A summary of the insider trading law is in Appendix G.

4.3 You are not allowed to trade if you are using information about what a fund or account is doing. This is not allowed as you might profit by what effect this will have on the market. In addition, informing third parties of your knowledge of fund transactions is prohibited.

4.4 Any transactions in a Fidelity fund in a manner that could be regarded as detrimental to the other shareholders or that could in any way be regarded as representing a conflict of interest with Fidelity's fiduciary obligations (for example, late trading, short-term trading or market timing) is prohibited. This includes transactions in Fidelity funds held in a retirement or savings plan (such as a defined contribution pension scheme, ISA, PEP or PEA).

         Fidelity will examine any pattern of transactions with regard to their size, frequency and the funds dealt for the purposes of determining whether unacceptable trading has occurred. Selling or switching out of a Fidelity fund within 30 days of investing will be presumed to be short-term trading and is therefore prohibited. An explanation will be required for any such trading and any profits may be forfeit in addition to any other disciplinary action that might be appropriate.

4.5      You must not invest in or through investment clubs and similar groups.

4.6 Any form of spread betting that is based on securities that are Reportable Securities under the Code is prohibited.

4.7 You are not allowed to `sell short' i.e. sell securities which you do not own. This includes purchasing naked/uncovered put options or selling naked/uncovered call options.

4.8      You must not invest in hedge funds.

4.9 You are not allowed to purchase put or sell call options or futures on Stock Market indices other than the following:
               o FTSE 100
               o Nikkei 225
               o S&P100, 400 and 500
               o Morgan Stanley Consumer Index

4.10 You must not purchase investments in a stockbroker, securities trader or broker dealer which appears on the restricted list kept by Global Compliance. This list changes, so if you want to buy shares in such a company you must first of all check with your local Compliance contact (see Appendix A).

4.11 You must not trade in any derivative of a Reportable Security which has the effect of evading the requirements of the Code.

4.12 You must not place good-until-cancelled orders. Good-until-cancelled orders may inadvertently cause you to violate the pre-clearance provisions of this Code.

4.13 Fidelity believes that a very high volume of personal trading can be time consuming and can increase the possibility of actual or apparent conflicts with portfolio transactions. An unusually high level of personal trading activity is discouraged and may be monitored by the Compliance Department. A pattern of excessive trading may lead to the taking of appropriate action under the Code.

4.14 You may not exercise investment discretion over accounts in which you have no beneficial interest, unless your situation falls within the limited circumstances described in Appendix H and you have obtained prior written approval from your local Compliance contact.

NOTE: EVEN IF YOU HAVE OBTAINED PRE-CLEARANCE TO DO ANYTHING LISTED ABOVE, THAT IS NO DEFENCE. IT IS YOUR RESPONSIBILITY TO MAKE SURE YOU DO NOT DO ANY OF THE ABOVE. FOR EXAMPLE, IF YOU BUY THE SHARES OF A RESTRICTED STOCKBROKER YOU WILL HAVE BREACHED THE CODE.

5.       TRADES WHICH NEED SPECIAL PERMISSION

-------------------------------------------------------------------------------
SUMMARY BOX
o Purchase of public offerings and private placements requires approval.
o So does trading in certain closed-end funds
-------------------------------------------------------------------------------

5.1. You may only execute certain types of trades if you get permission, and permission will not always be granted.

5.2 You can only buy shares or bonds in an initial public offering (IPO), privatisation or flotation of shares if you have written approval from Compliance. Sometimes a general permission will be given (for a privatisation for example). At other times you can get a special permission if you or your spouse have a priority allocation. This can be because you or your spouse are a customer or an employee of the company involved. Please refer to the note at Appendix E and Form H.

5.3 If you are an Investment Professional or Senior Executive you must get prior permission to invest in a private placement. This is to ensure that any placement is considered, first of all, for Fidelity's funds and accounts. A checklist for such trades is included in Form D. This must be completed by you and forwarded to your Director or Department Head and then to the local Compliance department (see Appendix A) before you buy.

         If you are an Investment Professional or Senior Executive and you wish to participate in a private investment arrangement organised as a U.S. "look through" entity, you must obtain permission from Bermuda Compliance. A "look through" entity is a tax pass through entity such as a partnership, limited liability corporation (LLC), joint venture taxed as a partnership or a U.S. corporation taxed as an "S" corporation. The information memorandum for the investment should explain its U.S. tax status. This is to help us avoid disadvantageous tax consequences for Fidelity International Limited that could arise in certain circumstances.

5.4 If approval is granted you must report the actual purchase to Compliance within ten working days. If afterwards you are involved in managing or advising a Fidelity fund or segregated account investing in the same company you:
         o  Must declare your interest
         o Have the holding independently reviewed by the Chief Investment Officer and Compliance.

5.5 You must obtain permission in writing before trading in THAILAND INTERNATIONAL FUND as Fidelity carries out administration and accounting services for the fund.

NOTE: EVEN IF YOU HAVE OBTAINED PRE-CLEARANCE TO DO A TRADE WHICH IS LISTED ABOVE THAT IS NO DEFENCE. IT IS YOUR RESPONSIBILITY TO MAKE SURE YOU DO NOT DO ANY OF THE ABOVE WITHOUT HAVING GOT THE RIGHT PERMISSION.

6.       TIMES WHEN YOU ARE NOT ALLOWED TO TRADE

-------------------------------------------------------------------------------
Summary Box
o No trading if you have inside information or knowledge that a fund will trade
o Investment Professionals and Senior Executives have to wait two clear busines days after a research note is issued by any Fidelity office.
o Portfolio Managers cannot trade within seven calendar days of one of their funds trading in that security.
o Investment Professionals and Senior Executives have to surrender any profits if securities are sold within sixty calendar days of their purchase.
o Portfolio Managers and Research Analysts must ensure any new information on a company goes into a research note before they trade.
-------------------------------------------------------------------------------

6.1.     You are not allowed to trade when:
         o You have inside information which is relevant to the security you want to trade in (see Annex 2, Section 1).
         o You have knowledge that a fund or account will be trading in that security (or a related security).
         o You have knowledge that a fund or account has just traded in that security (or a related security).

6.2. There are other periods when certain categories of employee are not allowed to trade.

6.3.     THE TWO DAY RULE
         APPLIES TO INVESTMENT PROFESSIONALS AND SENIOR EXECUTIVES

         You may not trade in a security for two clear business days after a research note relating to the issuer of that security has been published. For example, a research note published at noon on Monday blocks your trading until Thursday.

6.4.     THE SEVEN DAY RULE
         APPLIES TO PORTFOLIO MANAGERS

         You may not trade a security within seven calendar days of one of your funds trading in that security. In other words, you may not trade in a security within seven days before or seven days after the fund has traded. If you are the assigned fund manager to a portfolio where trades are initiated by an asset allocation group it is still your responsibility to observe this rule in respect of trades in that portfolio. This prohibition will not apply to trades made by a portfolio manager during the seven days preceding a fund trade if the fund trade arises as a result of a standing instruction placed with a trading desk to purchase or sell securities in amounts proportional to the relative weightings of such securities in the portfolio in response to fund cash flows.

         Subject to Compliance pre-approval, the prohibition under this section does not apply if application of this rule would work to the disadvantage of a Fund (e.g., you sold a security on day 0 and on day 3, after new events had occurred, determined that the Fund should buy the same security).

         Likewise, subject to Compliance pre-approval, the prohibition under this section does not apply if your transaction is conducted through a discretionary managed account (i.e. an account in which you have no involvement in the investment decisions). Should you wish to request special approval under this rule, please submit a completed Special Approval Request form (Form I) to your local Compliance department.

6.5.     THE SIXTY DAY RULE
         APPLIES TO INVESTMENT PROFESSIONALS AND SENIOR EXECUTIVES

         The purpose of this rule is to discourage short-term trading.

         If you purchase or sell a security and enter into an opposite transaction within 60 calendar days you have to surrender any profits made and may be subject to additional sanctions. Any loss is your own.

         Transactions will be matched with any opposite transaction within the most recent 60 calendar days. Profits on a series of purchases and sales of the same security during a 60 calendar day period will be measured on a first-in, first-out basis until all transactions within the period are matched. The sum of the net profits realised on these paired purchases and sales will be subject to surrender.

         The purchase of a call option or any future on a security will be treated as a purchase of the underlying security. Similarly, the purchase of a put option or the sale of any future on a security will be treated as a sale of the underlying security for the purposes of this rule.

         This rule does not apply to matching option or futures trades on, or exchange traded funds that track, the indices listed in paragraph 4.8 above.

         Exceptions to the profit surrender policy may be requested IN ADVANCE by contacting your local Compliance Officer. A list of circumstances in which special approvals can be obtained for exceptions to the Code appears in Appendix H.

6.6.     THE AFFIRMATIVE DUTY RULE
         APPLIES TO PORTFOLIO MANAGERS AND RESEARCH ANALYSTS

         You have an affirmative duty (i.e. you must use your own initiative) to ensure that any fresh and material information that you receive on a company is included in a research note. This applies regardless of whether you are formally assigned to the company in question. You may not trade until after the research note is issued and two clear business days have passed.

         Should you own a security, or should you have decided to buy a security, you also have an affirmative duty to disclose this in any research note or other investment communication about that security.

         If there is any question as to whether the information is new and material you should contact your Director of Research or Chief Investment Officer who will decide if a research note should be issued.

NOTE: EVEN IF YOU HAVE OBTAINED PRE-CLEARANCE TO DO A TRADE THAT IS NO DEFENCE IF YOU ARE IN FACT IN BREACH OF ANY OF THE ABOVE RULES. IT IS YOUR RESPONSIBILITY TO FOLLOW THE RULES ABOVE.

7.       HOW TO TRADE

-------------------------------------------------------------------------------
SUMMARY BOX
o Trading must be through an Approved Broker unless special permission has been granted.
o Pre-clearance is required for virtually all trades.
o Pre-clearance is good for that day only.
-------------------------------------------------------------------------------

7.1 The general principle is that if you want to trade in a Reportable Security you must first get permission ("pre-clearance"). This is in addition to any special permission you may need under section 5. Any trading must be done through a broker that appears on our list of Approved Brokers (see Appendix F).

7.2      APPROVED BROKERS

         7.2.1. You must trade through an Approved Broker. Your local Compliance Department (see Appendix A) can provide you with the relevant paperwork or contact for setting up an account.

         7.2.2 A list of Approved Brokers is at Appendix F. These brokers have been selected by Fidelity and all personal trades must be done through them unless you have prior written approval from Compliance. You must hold all Reportable Securities yourself (i.e. have them registered in your own name, or physically hold the certificates) or hold them through an Approved Broker.

         7.2.3. Approved Brokers forward (to the relevant Compliance Department) reports of trades on your account and also provide monthly statements. By opening an account at an Approved Broker you agree that we can receive these documents and permit us access to all account information relating to your period of employment with Fidelity. If for some reason the Approved Broker does not provide the report we may ask you to, and you must respond promptly.

         7.2.4. In exceptional circumstances you may be allowed to hold a personal trading account with a different broker (see Appendix
                  H). You can only do this with the prior written approval of Compliance. Approval may not always be given. If given, it will usually be subject to special conditions. Approval is subject to review and can be withdrawn if circumstances change. If you break any special conditions that we might set you will be treated as having broken the Code itself.

7.3.    PRE-CLEARANCE

         7.3.1. NON-ACCESS PERSONS ARE EXEMPTED FROM THE PRE-CLEARANCE REQUIREMENT. HOWEVER, ALL OTHER EMPLOYEES (I.E. ACCESS PERSONS, INVESTMENT PROFESSIONALS AND SENIOR EXECUTIVES) ARE REQUIRED TO PRE-CLEAR ALL TRANSACTIONS IN REPORTABLE SECURITIES (EXCEPT THOSE SPECIFIED IN 7.3.7. TO 7.3.10. BELOW).

         7.3.2. Before you place an order with your broker you must have pre-cleared that order with the relevant area or via the Automated Pre-clearance tool (see Appendix A). Please note that pre-clearance lines may be recorded and records will also be retained of any on-line communication.

         7.3.3. The pre-clearance department (or the Automated Pre-clearance tool) will check if there is any fund or segregated account trading. Generally, a pre-clearance request will not be approved if it is determined that the trade will have a material influence on the market for that security or will take advantage of, or hinder, trading by funds or accounts. If you get pre-clearance you will be given a pre-clearance number which you should keep for your own records.

         7.3.4. Pre-clearance is only valid for the calendar day on which it is given. If for any reason your trade is not done on that day you must get a fresh pre-clearance the following day or cancel the order with your broker. Exceptions to this rule apply when:
                  o trading in "mini kabu" (the practice, in Japan, of carrying over portions of trades to the following day for amounts below board lot size). If you are trading in Japanese securities and wish to trade in odd lots, you must contact your local Compliance department prior to trading. When contacting Compliance, you must be sure to inform the Compliance Officer that the shares being traded are mini kabu.
                  o trading U.S. listed securities through a Japan or Asia Pacific approved broker. If you are an employee based in Japan or Asia Pacific and you are trading U.S. securities through a Japan or Asia Pacific broker, the pre-clearance obtained during U.S. market hours (Day 0) is valid for the following U.S. trading day (Day 1).

         7.3.5. You will be asked to provide details of the trade before given pre-clearance. If the trade done by your broker differs from those details we will ask for an explanation and it could be a breach of the Code.

         NOTE: PRE-CLEARANCE ONLY MEANS THAT THERE IS NO TRADING ACTIVITY TO STOP YOU TRADING. YOU ARE STILL RESPONSIBLE FOR CHECKING THAT YOU HAVE ANY SPECIAL PERMISSION NEEDED AND THAT THE TRADE IS ALLOWED UNDER THE CODE.

         7.3.6. If you are repeatedly refused pre-clearance you can refer this to your local Compliance Department which may be able to give you special pre-clearance.
         7.3.7. Trades in the following securities do not require pre-clearance but have to be reported afterwards:
                     o  Options or Futures on the following indices:
                         -  FTSE 100
                         -  Nikkei 225
                         -  S&P 100, 400 and 500
                         -  Morgan Stanley Consumer Index
                     o  Exchange traded funds that track the above indices
                     o  Currency warrants

         7.3.8. The following types of trades do not require pre-clearance but have to be reported afterwards:
                     o Gifting of Securities (refer to 7.3.9. below for details of reporting)
                     o  Rights subscriptions
                     o Automatic and scrip dividend reinvestments where you have no discretion as to the transaction taking place
                     o  Exercising of warrants
                     o  Exercising of rights

                  Please note that buying and selling rights and warrants require pre-clearance prior to trading.

         7.3.9. Investment Professionals, Senior Executives and any personnel subject to Supplement 8 of Annex 1 or specifically notified by Compliance must report to their local Compliance Officer the receipt (by gift or inheritance), giving, donation or other acquisition or disposition of reportable securities no later than 10 days after the end of each calendar month.

         7.3.10. When buying a Reportable Security through a monthly savings plan or similar arrangement, permission should be obtained from the local Compliance Department when the plan is set up and after that pre-clearance will not be required for regular investments. You will still need to report such transactions and lump sum investments will still need pre-clearance. The local Compliance Department will tell you how often. Please remember that if you sell a Reportable Security you bought through a monthly savings plan, that sale will need pre-clearance in the normal way.

         7.3.11. If you have someone else who manages your investments for you on a discretionary basis, you will not need pre-clearance as long as:
                     o there is a written agreement between you and the third party;
                     o  you have no say in what is bought or sold; and
                     o  Compliance has given you prior written approval.
                  Trades must still be reported. Please refer to Appendix H for a complete list of circumstances in which special approvals can be obtained for exceptions to the Code.

8.       WHAT TO DO AFTER YOU HAVE TRADED

-------------------------------------------------------------------------------
SUMMARY BOX
o At your request, reporting of trades is done automatically by Approved Broker
o It is your responsibility to report if using non-Approved Broker
-------------------------------------------------------------------------------

8.1 If you are trading through an Approved Broker and have told them you are a Fidelity employee, all copies of contract notes or confirmations should be sent automatically to your local Compliance Officer. However, since you have the contractual relationship with your broker, it is your responsibility to ensure that your broker is complying with these arrangements.

8.2. If you are trading, under special permission, with a non-Approved Broker, it is your responsibility to make arrangements for the broker to forward a copy of the contract note or confirmation directly to your local Compliance Officer.

8.3. If we have a question about a trade or are missing a report on a trade you have done, we may come back to you. (This is one of the reasons we recommend you keep a note of your pre-clearance number.) Please make sure you respond to any request promptly.

                                     ANNEX 1

                               COUNTRY OR PRODUCT
                              SPECIFIC SUPPLEMENTS

         1. Fidelity Investments Securities Investment Trust Co. Ltd ("SITE")

         2. Fidelity Investment Services GmbH, Fidelity Investments International - Niederlassung Frankfurt and Fidelity Investment Management GmbH

         3. Fidelity Investments Japan and Fidelity Brokerage Services Japan

         4. Fidelity Investments Securities (Taiwan) Limited ("FIST")

         5. Fidelity Investments Advisory Company (Korea) Limited and directors, officers and qualified investment experts of Fidelity Investments Management (Hong Kong) Limited

         6. Fidelity Investissements SAS and Fidelity Gestion

         7. Fidelity Technology India Private Limited ("FTI")

         8. Employees involved with the management of FMR's 1940 Act Funds

SUPPLEMENT NUMBER 1 -

FIDELITY INVESTMENTS SECURITIES INVESTMENT TRUST CO. LTD ("SITE")

1.       INTRODUCTION

1.1 The purpose of this supplement is to tell those caught by the Taiwan SITE rules what they have to do.

1.2 The Supplement is in addition to the Code of Ethics. If you fail to follow the rules set out in this Supplement you may be subject to disciplinary action. YOU MUST FOLLOW THE CODE AS WELL AS THIS SUPPLEMENT.

1.3 The Supplement has four sets of rules. One set of rules covers trading in the shares of any fund which is managed by Fidelity Investments Securities Investment Trust Co. Ltd. The second set of rules covers trades in shares or bonds which are held by any such fund. The third concerns pre-clearance requirements for any personal trading undertaken by SITE compliance officers or SITE traders. The fourth concerns extra reporting restrictions applicable to SITE employees classified Directors, Supervisors, General Manager, any SITE branch manager, department head and fund manager (including the trading team) of the SITE.

2.       WHO MUST FOLLOW THE SUPPLEMENT

2.1 For trades in the shares of any fund managed by Fidelity Investments Securities Investment Trust Co. Ltd, the following people must follow this supplement:

         o  employees of Fidelity Investments Securities Investment Trust Co.
            Ltd

         o directors and supervisors of Fidelity Investments Securities Investment Trust Co. Ltd

         o  husbands and wives of employees, directors and supervisors

         o  children under 20 of employees, directors and supervisors.

         These rules are set out in Section 3 below.

2.2 For trades in shares or bonds which are held by any such fund, the following people must follow the supplement:

         o directors and supervisors of Fidelity Investments Securities Investment Trust Co. Ltd
         o General Manager, any branch manager, department head and fund manager (including the trading team) of Fidelity Investments Securities Investment Trust Co. Ltd
         o husbands and wives of directors, supervisors, General Manager, any SITE branch manager, department head and fund manager (including the trading team)
         o brothers and sisters of directors, supervisors, General Manager, any SITE branch manager, department head and fund manager (including the trading team)
         o parents and grandparents of directors, supervisors, General Manager, any SITE branch manager, department head and fund manager (including the trading team)
         o children and grandchildren of directors, supervisors, General Manager, any SITE branch manager, department head and fund manager (including the trading team)

         These rules are set out in Section 4 below.

3. RULES WHEN TRADING IN THE SHARES OF A FUND MANAGED BY FIDELITY INVESTMENTS SECURITIES INVESTMENT TRUST CO. LTD

3.1 You may buy and sell units in the funds without needing to get any prior permission.

3.2 All purchases and sales must be reported to the SITE Compliance Officer on the attached Form TA. This must be done within two working days of your trade.

         PLEASE NOTE A REPORT OF ALL SUCH TRADES IS PROVIDED BY FIDELITY INVESTMENTS SECURITIES INVESTMENT TRUST CO. LTD TO THE TAIWANESE SITE/SICE ASSOCIATION EVERY MONTH.

3.3      THE 1-MONTH RULES

         If you buy units during the launch period you must hold them for at least one month from the date of the establishment of the fund. The date of the establishment of the fund will be after the date of your purchase.

         If you buy units after the date of the establishment of the fund you must hold them for at least one month.

         BOTH OF THESE RULES ARE SUBJECT TO ANY LONGER PERIOD SPECIFIED IN THE FUND'S TRUST DEED. SITE COMPLIANCE WILL INFORM YOU IF LONGER PERIODS APPLY.

         Please note that there are no plans at present to establish a closed-end Fidelity SITE fund. However, if such a fund were to exist you would not be permitted to buy units in such a fund. You would however be permitted to sell any units you owned before joining. You would need to report such holdings on the Form TA within two days of joining and also report any sales on the same form.

4.       RULES WHEN TRADING IN SHARES OR BONDS HELD BY THE TAIWANESE FUNDS

4.1 If you want to trade a bond or share you must pre-clear any such trade through the Taiwan SITE trading desk (extension: 8 776 1585). If you work outside Taiwan you must also obtain pre-clearance through your local pre-clearance area.

4.2 All trades must be through an Approved Broker (as set out in Section 7 of Part 1 of the Code).

4.3 Directors, Supervisors, General Manager, any SITE branch manager, department head and fund manager (including the trading team) of the SITE may not buy and sell shares or bonds if any Fidelity Investments Securities Investment Trust Co. Ltd is:

         (a) buying; or

         (b) holding; or

         (c) selling

         the share or bond.

4.4 Employees other than the directors, supervisors, General Manager, any SITE branch manager, department head and fund manager (including the trading team) of the SITE must follow rules set out in the Code.

5.       PRE-CLEARANCE FOR SITE COMPLIANCE OFFICERS AND SITE TRADERS

5.1 If a SITE Compliance Officer wishes to trade in any reportable security, the General Manager has mandated that he or she must seek pre-clearance from the SITE trading desk (extension: 8 776 1585).

5.2 If a SITE trader wishes to trade in any reportable security he or she should seek pre-clearance from the Hong Kong Compliance Department, having first confirmed to a SITE Compliance Officer that the security in which they wish to trade is not contained within the relevant SITE fund portfolio and is not the subject of any outstanding trading instruction from any SITE fund portfolio manager.

6. REPORTING OBLIGATIONS OF SITE DIRECTORS, SUPERVISORS OR EMPLOYEES CLASSIFIED AS GENERAL MANAGER, ANY SITE BRANCH MANAGER, DEPARTMENT HEAD AND FUND MANAGER (INCLUDING THE TRADING TEAM)

6.1 SITE personnel classified directors, supervisors, General Manager, any SITE branch manager, department head and fund manager (including the trading team) are obliged to confirm personal trading in reportable securities on a monthly basis to the SITE Compliance Officer - by the 10th of each month for the preceding month. Where no reportable trades are undertaken during any one month no such monthly report needs to be made.

6.2 Directors and Supervisors who are not Taiwanese and who do not participate in investment decision-making, know non-public trade details in advance, provide investment advices / recommendations of any Fidelity SITE funds and hold Taiwan securities (being listed TSE or OTC securities) are exempt from certain reporting requirements provided they complete a statement for submission to the SITE Compliance Officer in a prescribed format (Form TB) and the name and passport number of their spouse and children under 20 years of age (Form TB-1). The prohibition on trading outlined in section 4 above remains. If no Taiwan securities are hold no such reporting is required, but still need to have initial reporting.

6.3 Directors, Supervisors, General Manager, any SITE branch manager, department head and fund manager (including the trading team) who are Taiwanese are subject to the following rules:

         (a) They must report to the SITE Compliance Officer their trades and those of their spouse and children under 20 in Taiwan securities. The format of the required report is attached as Form TC (please complete the Chinese version). Please note that this reporting requirement is additional to any reporting requirements under the Code.

         (b) They must report to the SITE Compliance Officer the name and ID number of their grandparents, parents, brothers, sisters, grandchildren and children over 20 and any changes thereto - unless any of these people are not Taiwanese or do not live in Taiwan - and do not invest in Taiwan securities.

6.4 SITE personnel classified as Investment Professionals or Senior Executives under the Code are still obliged to complete Form B under the Code quarterly no matter trades undertaken or not during the quarter.

                                                                        FORM TA

           FIDELITY INVESTMENTS SECURITIES INVESTMENT TRUST CO., LTD.

                         REPORT OF EMPLOYEES OF FIDELITY
                 SECURITIES INVESTMENT TRUST COMPANY LIMITED AND
       SUCH EMPLOYEE'S RELATED PARTY FOR TRADING IN THEIR OWN SITE'S FUNDS

                                              Report Date:______________________

--------------------------------------------------------------------------------

TO                           Fidelity Investments Securities Investment Trust
                             Company, Ltd. (the "Company")
--------------------------------------------------------------------------------

SUBJECT I, an employee or Director or Supervisor, hereby report the information regarding my or my related party's trading in a fund establish by the Company. Please take note.
--------------------------------------------------------------------------------

NAME OF FUND                 ________ ________ Securities Investment Trust Fund.
--------------------------------------------------------------------------------

TYPE OF TRANSACTION          [] Subscription (Purchase)
                             [] Redemption (Sale)
--------------------------------------------------------------------------------

DATE                         ________________, _________
--------------------------------------------------------------------------------

NUMBER OF UNITS              ___________ (NT$___________ per unit)
--------------------------------------------------------------------------------

TOTAL AMOUNT                 NT$_______________
--------------------------------------------------------------------------------

REMARK
--------------------------------------------------------------------------------

TRADER                       [] An Employee
                             [] Employee's Spouse
                             [] Employee's minor child

                             Name:                       Uniform Number:
--------------------------------------------------------------------------------

REPORTER                     Dept.:                      Title:

                             Name:                       (Signature)
--------------------------------------------------------------------------------

ACCEPTANCE OF REGISTRATION   (Please affix the Company's registration chop)

                             Date: ________________, _________
--------------------------------------------------------------------------------

                                   DECLARATION

I, as a [] director; [] supervisor; [] representative of the juristic person director Fidelity Investments Services Limited; [] representative of the juristic person supervisor Fidelity Investments Services Limited of your company, in accordance with Paragraph 2 of Article 29 of the Rules Governing Securities Investment Trust Enterprises and the ruling letter dated the 7th of May 2002 with reference number (91) Tai-Tsai-Cheng (4)-Tzu No. 106548 of the ROC Securities and Futures Commission, Ministry of Finance, hereby declare that I have not been involved in or made the investment decisions regarding any securities investment trust funds managed by your company. I further declare that I had no prior notice of any unpublished information regarding any investment transaction activity between your company and the aforementioned funds and I have not provided any investment advice. Therefore, I hereby provide this declaration, names and titles of affiliated persons of myself and nominees that hold shares on my behalf, and their identification numbers or corporate registration number if it is a juristic person, as an alternative to filing a report with your company regarding share trading on the stock exchange or the over-the-counter market as required by the aforementioned Rules and ruling letter, and I also declare that Paragraph 1 of Article 29 of the Rules Governing Securities Investment Trust Enterprises shall be complied with.

If anything in this declaration is false or concealed, I am willing to become subject to the internal discipline of your company or any punishment provided in relevant laws and regulations.

To the Addressee
Fidelity Investments Securities Investment Trust Company Limited

Declarer:                                   (Signature or Chop)

Identification Number:

Corporate Registration Number:

Date:

                                                                                                                         FORM TB-1
                       FIDELITY INVESTMENTS SECURITIES INVESTMENT TRUST COMPANY LIMITED

REPORT FORM FOR SHARE INVESTMENTS BY RESPONSIBLE PERSONS, DEPARTMENT HEADS, MANAGERS OF BRANCH OFFICES AND FUND MANAGERS

ENTITY FILING THE REPORT - PLEASE TICK THE APPLICABLE BOX:

[] DIRECTOR   [] SUPERVISOR   [] REPRESENTATIVE OF JURISTIC PERSON DIRECTOR FIDELITY INVESTMENTS SERVICES LTD.
[] REPRESENTATIVE OF JURISTIC PERSON SUPERVISOR FIDELITY INVESTMENTS SERVICES LTD.   [] MANAGER   [] DEPARTMENT HEAD
[] MANAGER OF BRANCH OFFICE   [] FUND MANAGER

REPORTING TYPE - PLEASE TICK THE APPLICABLE BOX:
[] WHEN FIRST ASSUMING HIS/HER DUTIES   [] TRADING IN THE PREVIOUS MONTH

                                Reporting Period: From   /    /    /    to    /    /    /    (YYYY/MM/DD)
-----------------------------------------------------------------------------------------------------------------------------------
  Account Type
------------------                                                                          Net increase/
                                                                                  Value of    decrease         Number of
                     ID or                                    Number   Value       shares      in the         shares held
                   corporate                    Type of        of     of shares    traded     number of        before the
Identity    Name   register   Name    Date of  transaction -  shares  traded -    - total   shares of the     end of the
  Type    or title  number  of share  trading  purchase/sell  traded  unit price   amount   previous month   previous month   Note
  (1)       (2)      (3)      (4)      (5)        (6)          (7)      (8)         (9)         (10)             (11)         (12)
-----------------------------------------------------------------------------------------------------------------------------------
Self

-----------------------------------------------------------------------------------------------------------------------------------
Nominee
that holds   *        *
shares
for self
-----------------------------------------------------------------------------------------------------------------------------------
Spouse

-----------------------------------------------------------------------------------------------------------------------------------
Nominee
that holds   *        *
shares for
spouse

-----------------------------------------------------------------------------------------------------------------------------------
Children
under the
age of 20

-----------------------------------------------------------------------------------------------------------------------------------
Nominee
that holds
shares for
children     *        *
under the
age of 20

-----------------------------------------------------------------------------------------------------------------------------------
Represent-
ative of     *        *
self

-----------------------------------------------------------------------------------------------------------------------------------
Juristic
person
that has     *        *
a mutual
controlling
relationship
with self

-----------------------------------------------------------------------------------------------------------------------------------
Enterprise
of which
self is the
responsible  *        *
person

-----------------------------------------------------------------------------------------------------------------------------------
Enterprise
of which
spouse is
the          *        *
responsible
person

-----------------------------------------------------------------------------------------------------------------------------------
Grandparents NA       NA

-----------------------------
Parents      NA       NA

-----------------------------
Siblings     NA       NA                                        (NOT REQUIRED)

-----------------------------
Children
above the
age of 20    NA       NA

-----------------------------
Grand-
children     NA       NA

-----------------------------------------------------------------------------------------------------------------------------------

PLEASE REFER TO THE GUIDELINES ON FILLING IN THE FORM

* PLEASE FILL IN "NIL" IF NO TRADES OR THIS BLANK IS NOT APPLICABLE TO YOU.

Signature or affixation of the chop of the person filing the report:____________________________

Date of filing the report:

Contact Telephone Number:

GUIDELINES ON FILLING IN THE FORM [ ]

I.   Information on self and affiliated persons shall be collectively reported by the entity filing the report with the securities investment trust enterprise he/she belongs to.
II.  If the report is filed when one first assumes his/her duties, it is required to fill items (1) through (5) and (7) through
     (9) only; in particular, item (5) refers to the date of assuming duties, item (7) refers to the number of shares held, and item (8) refers to the average unit price.
III. Regarding the "identity type" that falls into the category of "other relatives by blood within the 2nd degree of relationship of self that are foreigners who do not reside in the territory of the ROC", item (3) refers to the controlled account number stated on the application approval letter issued by the Taiwan Stock Exchange for investment in securities in the ROC pursuant to the Regulations Governing Investment in Securities by Overseas Chinese and Foreign Nationals.

                                                                                                                           FORM TC
                       FIDELITY INVESTMENTS SECURITIES INVESTMENT TRUST COMPANY LIMITED

REPORT FORM FOR SHARE INVESTMENTS BY RESPONSIBLE PERSONS, DEPARTMENT HEADS, MANAGERS OF BRANCH OFFICES AND FUND MANAGERS

ENTITY FILING THE REPORT - PLEASE TICK THE APPLICABLE BOX:

[] DIRECTOR   [] SUPERVISOR   [] REPRESENTATIVE OF JURISTIC PERSON DIRECTOR FIDELITY INVESTMENTS SERVICES LTD.
[] REPRESENTATIVE OF JURISTIC PERSON SUPERVISOR FIDELITY INVESTMENTS SERVICES LTD.   [] MANAGER   [] DEPARTMENT HEAD
[] MANAGER OF BRANCH OFFICE   [] FUND MANAGER

REPORTING TYPE - PLEASE TICK THE APPLICABLE BOX:
[] WHEN FIRST ASSUMING HIS/HER DUTIES   [] TRADING IN THE PREVIOUS MONTH

                                Reporting Period: From   /    /    /    to    /    /    /    (YYYY/MM/DD)
-----------------------------------------------------------------------------------------------------------------------------------
  Account Type
------------------                                                                          Net increase/
                                                                                  Value of    decrease         Number of
                     ID or                                    Number   Value       shares      in the         shares held
                   corporate                    Type of        of     of shares    traded     number of        before the
Identity    Name   register   Name    Date of  transaction -  shares  traded -    - total   shares of the     end of the
  Type    or title  number  of share  trading  purchase/sell  traded  unit price   amount   previous month   previous month   Note
  (1)       (2)      (3)      (4)      (5)        (6)          (7)      (8)         (9)         (10)             (11)         (12)
-----------------------------------------------------------------------------------------------------------------------------------
Self

-----------------------------------------------------------------------------------------------------------------------------------
Nominee
that holds   *        *
shares
for self
-----------------------------------------------------------------------------------------------------------------------------------
Spouse

-----------------------------------------------------------------------------------------------------------------------------------
Nominee
that holds   *        *
shares for
spouse

-----------------------------------------------------------------------------------------------------------------------------------
Children
under the
age of 20

-----------------------------------------------------------------------------------------------------------------------------------
Nominee
that holds
shares for
children     *        *
under the
age of 20

-----------------------------------------------------------------------------------------------------------------------------------
Represent-
ative of     *        *
self

-----------------------------------------------------------------------------------------------------------------------------------
Juristic
person
that has     *        *
a mutual
controlling
relationship
with self

-----------------------------------------------------------------------------------------------------------------------------------
Enterprise
of which
self is the
responsible  *        *
person

-----------------------------------------------------------------------------------------------------------------------------------
Enterprise
of which
spouse is
the          *        *
responsible
person

-----------------------------------------------------------------------------------------------------------------------------------
Grandparents

-----------------------------
Parents

-----------------------------
Siblings                                                             (NOT REQUIRED)

-----------------------------
Children
above the
age of 20

-----------------------------
Grand-
children

-----------------------------------------------------------------------------------------------------------------------------------

PLEASE REFER TO THE GUIDELINES ON FILLING IN THE FORM

* PLEASE FILL IN "NIL" IF NO TRADES OR THIS BLANK IS NOT APPLICABLE TO YOU.

Signature or affixation of the chop of the person filing the report:____________________________

Date of filing the report:

Contact Telephone Number:

GUIDELINES ON FILLING IN THE FORM [ ]

IV.  Information on self and affiliated persons shall be collectively reported by the entity filing the report with the securities investment trust enterprise he/she belongs to.
V.   If the report is filed when one first assumes his/her duties, it is required to fill items (1) through (5) and (7) through
     (9) only; in particular, item (5) refers to the date of assuming duties, item (7) refers to the number of shares held, and item (8) refers to the average unit price.
VI.  Regarding the "identity type" that falls in-to the category of "other relatives by blood within the 2nd degree of relationship of self that are foreigners who do not reside in the territory of the ROC", item (3) refers to the controlled account number stated on the application approval letter issued by the Taiwan Stock Exchange for investment in securities in the ROC pursuant to the Regulations Governing Investment in Securities by Overseas Chinese and Foreign National

SUPPLEMENT NUMBER 2 -

FIDELITY INVESTMENT SERVICES GMBH, FIDELITY INVESTMENTS INTERNATIONAL - NIEDERLASSUNG FRANKFURT AND FIDELITY INVESTMENT MANAGEMENT GMBH

1.       INTRODUCTION

1.1 The purpose of this supplement is to tell those caught by the rules in Germany what they have to do.

1.2 This Supplement is in addition to the Code of Ethics. If you fail to follow the rules set out in this Supplement you may be subject to disciplinary action. YOU MUST FOLLOW THE CODE AS WELL AS THIS SUPPLEMENT.

2.       WHO MUST FOLLOW THE SUPPLEMENT

2.1      The following people must follow this Supplement:
         |X| Employees of Fidelity Investment Services GmbH, Fidelity
             Investments International - Niederlassung Frankfurt or Fidelity Investment Management GmbH
         |X| Directors of Fidelity Investment Service GmbH, Fidelity Investments
             International - Niederlassung Frankfurt or Fidelity Investment Management GmbH
         |X| People connected to employees and directors of Fidelity Investment
             Services GmbH, Fidelity Investments International - Niederlassung Frankfurt or Fidelity Investment Management GmbH; but only when the employee or director is placing the trade on their behalf.

3.       MITARBEITERLEITSATZE

3.1 As a result of German regulation you are required to follow the terms of a standard form Code of Conduct - the "Mitarbeiterleitsatze".

3.2 The Code of Ethics requirements are generally complementary with the Mitarbeiterleitsatze in respect of personal account trading and the treatment of gifts and hospitality. You are required to observe the Code of Ethics on such matters even where the Mitarbeiterleitsatze would seem to allow you to do something different.

3.3 Please note that the Mitarbeiterleitsatze covers some matters not in the Code of Ethics. You must follow it, but breach of those other requirements will not be regarded as a breach of the Code of Ethics. It should be noted, however, that such conduct may be subject to disciplinary action under your country's employee handbook.

3.4 Employees' trading activities are to be considered for long-term investments only. The trading activities may only be in accordance to the economic circumstances of the employee and may only be done by using cash or existing credit facilities.

SUPPLEMENT NUMBER 3

FIDELITY INVESTMENTS JAPAN AND FIDELITY BROKERAGE SERVICES JAPAN

1.       INTRODUCTION

1.1 The purpose of this supplement is to highlight three specific sets of rules. One set of rules imposes a minimum six-month holding period on personal investments in equities and applies to FIJ Directors and Registered Employees. The second set of rules covers the personal trading of derivatives by all employees of FBSJ. The third concerns Gifts and Hospitality and is applicable to all Japan based employees

1.2 This supplement provides only a part of procedures in Japan regarding Reportable Staff Trading and the Gift and Hospitality Policy in the Code of Ethics. Employees should follow the Code of Ethics for any other provisions that are not provided in this supplement.

1.3 The Supplement is in addition to the Code of Ethics. If you fail to follow the rules set out in this Supplement you may be subject to disciplinary action. YOU MUST FOLLOW THE CODE AS WELL AS THIS SUPPLEMENT.

2.       WHO MUST FOLLOW THIS SUPPLEMENT

2.1 For the minimum six-month holding period on personal investments in equities, etc. the following people must follow this Supplement:
         o Directors of Fidelity Investments Japan (except part-time Directors) and their family members sustained by them (except parents and above)
         o Registered Employees (as stipulated under the Securities Investment Advisory Law Enforcement Order article #3) of Fidelity Investments Japan and their family members sustained by them (except parents and above).

         These rules are set out in Section 3 below. You will be advised by Tokyo Compliance whether these additional provisions apply to you.

2.2 For personal trading of derivatives, the following people must follow the Supplement:
         o All Employees of Fidelity Brokerage Services Japan and their family members sustained by them (except parents and above).

         These rules are set out in Section 4 below.

2.3 The Gifts and Hospitality rules are set out in Section 5 and Section 6 below and are applicable to all Japan based employees.

3. PERSONAL TRADING OF EQUITIES, ETC. BY FIJ DIRECTORS AND REGISTERED EMPLOYEES THROUGH THEIR PERSONAL ACCOUNTS

3.1 You should trade equities etc. through your personal account(s) only when you intend to hold such equities for six (6) months or more under normal market conditions. For monthly savings plans this six-month rule shall be counted from the first purchase date of stocks after the account is contracted, revised, or reopened.

         3.1.1 "Equities, etc." shall mean equities, stocks, shares, bonds with warrants and convertible bonds or any other equity linked securities.

         3.1.2 This rule includes the purchase of equities, etc. through a "Monthly Savings Plan" and "Odd-lot share investment (mini-kabu Investment)." It also includes purchase of stocks through initial public offerings and secondary offerings.

3.2 If you wish to sell equities, etc. held for less than six months you must explain the reason to Compliance in writing or by e-mail when requesting pre-clearance

4.       PERSONAL TRADING OF DERIVATIVES BY FBSJ EMPLOYEES

4.1      You are prohibited from trading:
         o  Margin transactions
         o  Securities futures
         o  Securities index futures
         o  Securities options
         o  Foreign securities futures
         o  OTC securities derivatives

5.       GIVING AND RECEIVING GIFTS

5.1      When receiving gifts, please note the following:

         5.1.1 Gift Notification Form must be submitted to Compliance within 5 working days of acceptance of the gift.

         5.1.2 Employees may not accept gifts that have a value in excess of JPY10,000. If a gift is received which the value is more than JPY10,000, the gift must be surrendered to Compliance as well as the form submission requirement in 1 above.

5.2      When giving gifts, please note the following:

         5.2.1 Gift Notification Form must be submitted to Compliance no later than 10 working days before the gift is to be given.

         5.2.2 The submitted form must be signed off by Compliance.

         5.2.3 Employees must attach a copy of the signed-off form to their expense report when it is submitted to Finance Department. Unless the signed-off form by Compliance is attached, Finance Department will not make any payment/reimbursement for the gift-giving expense.

         5.2.4 In case the value of the gift to be given exceeds either JPY30,000 per person or in total JPY100,000 for several persons at a time, the form must be signed off by the Representative Director & President as well as Compliance.

5.3 When receiving or giving Ochugen and Oseibo, each one need only be reported if its value exceeds JPY5,000.

6.       OFFERING AND RECEIVING HOSPITALITY

6.1      When receiving hospitality, please note the following:

         6.1.1 Hospitality Notification Form must be submitted to Compliance within 5 working days of acceptance of the hospitality.

6.2      When offering hospitality, please note the following:

         6.2.1 Hospitality Notification Form must be submitted to Compliance within 5 working days of offering of the hospitality.

         6.2.2 The submitted form must be signed off by Compliance.

         6.2.3 Employees must attach a copy of the signed-off form to their expense report when it is submitted to Finance Department. Unless the signed-off form by Compliance is attached, Finance Department will not make any payment/reimbursement for the hospitality-offering expense.

         6.2.4 In case the value of the hospitality to be offered exceeds in total JPY100,000 at a time, the form must be signed off by the Representative Director & President as well as Compliance.

SUPPLEMENT NUMBER 4

FIDELITY INVESTMENTS SECURITIES (TAIWAN) LIMITED ("FIST")

1.       INTRODUCTION

1.1 The purpose of this supplement is to tell those caught by rules that apply to securities companies in Taiwan what they have to do.

1.2 The supplement is in addition to the Code of Ethics. If you fail to follow the rules set out in this Supplement you may be subject to disciplinary action. You must follow the Code as well as this supplement.

1.3 The Supplement only applies to transactions involving securities listed on the Taiwan Stock Exchange ("TSE") or ROC Over-The-Counter Exchange ("OTC"). Other provisions of the Code cover all other securities transactions.

2.       WHO MUST FOLLOW THE SUPPLEMENT

         For trades in any securities listed on the TSE or OTC the following people must follow this supplement:

         o  employees of Fidelity Investments Securities (Taiwan) Ltd
         o directors and supervisors of Fidelity Investments Securities (Taiwan) Ltd
         o  husbands and wives of employees, directors and supervisors
         o  children under 20 of employees, directors and supervisors

3.       RULES APPLICABLE TO THOSE WHO MUST FOLLOW THE SUPPLEMENT

3.1      BROKERAGE ACCOUNT

         All those persons who must follow this supplement and wish to trade in TSE or OTC securities must open a brokerage account with FIST. FIST will be regarded as Fidelity's approved broker for Taiwan securities trading. A special brokerage number will be assigned to all such accounts.

3.2      PRE-CLEARANCE PROCEDURE

         All trades in TSE or OTC securities must be pre-cleared. Pre-clearance involves two distinct steps - in the following order:

         1. Order tickets must first be signed by the department head of the person trading. In all cases sign-off must be obtained from a second individual. Please refer to the matrix below for further details.

         -----------------------------------------------------------------------
           PERSON WISHING     SIGN-OFF             BACK-UP         BACK-UP
              TO TRADE      REQUIRED FROM        APPROVAL 1       APPROVAL 2
         -----------------------------------------------------------------------
         FIST employee      Own department       FIST General
                            head                 Manager
         -----------------------------------------------------------------------
         FIST department    FIST General         FIST
         head               Manager              Compliance
                                                 Officer
         -----------------------------------------------------------------------
         FIST General       President- Asia/     Regional
         Manager            Pacific              Compliance
                                                 Officer, HK
         -----------------------------------------------------------------------
         FIST Director/     President- Asia/     Regional         Vice-President
         Supervisor         Pacific              Compliance       of FIL
                                                 Officer, HK
         -----------------------------------------------------------------------

         2. Once the required sign off has been obtained, pre-clearance must be obtained from Compliance following the procedures as set out in
              Section 7 of the Code - by sending an e-mail to Asia Preclearance. THE PRE-CLEARANCE REQUEST MUST INCLUDE CONFIRMATION FROM THE SENDER THAT THE REQUIRED DEPARTMENTAL HEAD SIGN OFF (OR OTHER SIGN OFF AS APPROPRIATE) HAS BEEN OBTAINED. If it does not, pre-clearance will be refused.

         Please note that if no trade is undertaken on the day that a trade has been signed off by a department head and pre-cleared through Compliance, a fresh pre-clearance must be obtained if a trade is still required - i.e. including appropriate head sign off on a new order ticket.

3.3     ORDER PROCEDURE

         Trades that have been successfully pre-cleared must be delivered to the designated FIST staff for execution. IT IS EXPRESSLY PROHIBITED FOR ANY EMPLOYEE, DIRECTOR OR SUPERVISOR TO EXECUTE A TRADE THAT IS FOR THEMSELVES FOR ANYONE IN A SITUATION WHERE THEY HAVE A BENEFICIAL INTEREST. ANY SUCH INCIDENT WILL BE REGARDED AS A FUNDAMENTAL BREACH OF THE CODE AND SANCTIONS MAY INCLUDE DISMISSAL.

3.4      TRADES WHICH ARE NOT ALLOWED

         Please note that in addition to the general description in the Code of the types of trades that are not allowed, persons to whom the Supplement applies are expressly prohibited from:

         1.  Undertaking margin trading in TSE or OTC listed securities; and
         2. If they are a Manager, Supervisor or Director of FIST, from investing in any other securities business in Taiwan.

SUPPLEMENT NUMBER 5

FIDELITY INVESTMENTS ADVISORY COMPANY (KOREA) LIMITED AND DIRECTORS, OFFICERS AND QUALIFIED INVESTMENT EXPERTS OF FIDELITY INVESTMENTS MANAGEMENT (HONG KONG) LIMITED

1.       INTRODUCTION

1.1 The purpose of this supplement is to tell those caught by rules that apply to Fidelity investment advisory companies in Korea or Fidelity companies with a cross border licence for Korea, what they have to do.

1.2 The supplement is in addition to the Code of Ethics. If you fail to follow the rules set out in this Supplement you may be subject to disciplinary action. YOU MUST FOLLOW THE CODE AS WELL AS THIS SUPPLEMENT.

1.3 The Supplement ONLY applies to transactions involving securities listed on the Korean Stock Exchange ("KSE") or KOSDAQ Exchange ("KOSDAQ"). Other provisions of the Code cover all other securities transactions.

2.       WHO MUST FOLLOW THE SUPPLEMENT

         For trades in any securities listed on the KSE or KOSDAQ the following people ("Relevant persons") must follow this supplement:

         o directors, officers and employees of Fidelity Investments Advisory Company (Korea) Limited
         o directors, officers and those registered as qualified investment experts in Korea of Fidelity Investments Management (Hong Kong) Limited
         o other people with whom a relevant person will be deemed to have a beneficial interest under the Code (for example the spouse of a Relevant Person)

3.       RULES APPLICABLE TO THOSE WHO MUST FOLLOW THE SUPPLEMENT

3.1      PROHIBITION ON TRADING KSE / KOSDAQ SECURITIES

         Transactions in KSE or KOSDAQ listed securities are prohibited, except as stated in section 3.2 below.

3.2      EXCEPTIONS TO PROHIBITION ON TRADING KSE / KOSDAQ SECURITIES

         Under Article 35 of the Enforcement Decree there are a number of exceptions that permit transactions in KSE or KOSDAQ listed securities. Some of these exceptions are quite detailed. If you have any doubts or questions about your situation, please ask your Compliance contact. The exceptions are:

         a) acquisition of listed securities or securities issued by a corporation registered with the KSE or KOSDAQ through succession, donation (including bequeath), exercise of mortgage right, or receipt of payment in substitute, and disposal of such securities so acquired.
         b) Disposal of KSE or KOSDAQ securities acquired by a Relevant Person before they were employed by such companies.
         c) Disposal of KSE or KOSDAQ stock, convertible bonds, which can be exchanged into the stock of the issuer, of a corporation acquired before the corporation concerned became a stock listed company or a corporation registered with KSE or KOSDAQ except for the disposal within one year from the acquisition by methods other than a public offer or sale.
         d) Acquisition of stocks publicly offered or sold on the KSE or KOSDAQ, or disposal of such stocks. e) Sale and purchase of KSE or KOSDAQ listed securities, upon obtaining the approval of the FSC after reporting to the FSC in accordance with the standards determined by the FSC.
         f) Where a member of the Employee Stock Ownership Association acquires KSE or KOSDAQ stocks through the Employee Stock Ownership Association or disposes of stocks so acquired (Note: No such Employee Stock Ownership Association currently exists for Relevant Persons).
         g) Acquisition of KSE or KOSDAQ stocks by exercising stock options, or disposal of stocks so acquired
         h) Acquisition of KSE or KOSDAQ listed stocks by exercising the preemptive rights to the stocks acquired in accordance with item a) through g) above or disposal of the stocks so acquired.
         i) Cancellation of contracts for futures transactions of securities - linked index or option contracts of securities before coming a Relevant Person.

         REMEMBER, UNDER THE CODE YOU MUST OBTAIN PRE-CLEARANCE BEFORE TAKING ADVANTAGE OF ANY OF THE ABOVE EXCEPTIONS.

3.3      OTHER TRADES WHICH ARE ALLOWED

         Sale and purchase of securities issued by a corporation neither listed nor registered with the KSE or KOSDAQ market are allowed.

         Sale and purchase of securities, pertaining to securities or instruments issued by foreign corporations, or beneficial certificates are allowed.

         In both cases, trading must take place in accordance with the Code of Ethics.

SUPPLEMENT NUMBER 6

FIDELITY INVESTISSEMENTS SAS AND FIDELITY GESTION

1.       INTRODUCTION

1.1 This supplement is in addition to and amends the Code of Ethics. It applies only in France.

1.2 Failure to follow the rules set out in this Supplement may result in disciplinary action provided by the Company's Reglement Interieur and other sanctions provided by French Laws and Regulations.

1.3 In accordance with the French Labour Code, Section 4.3 (4) and Annex 2 will not apply to employees subject to the Company's Reglement Interieur. However, employees should note that their compliance with the Company's Reglement Interieur and other operational and compliance rules will be taken into account when assessing performance. Serious breaches may also result in the activation of the firm's disciplinary procedure.

2.       WHO MUST FOLLOW THE SUPPLEMENT

2.1      The following people must follow this Supplement:
         o   employees and directors of Fidelity Investissements SAS
         o   employees and directors of Fidelity Gestion
         o   people connected to the above as set out in Appendix B.

2.2 Employees in France are not isolated by any system of restricted communication from each other. As soon as confidential information is received, there are no barriers, whether because of office layout or IT system arrangements, that would prevent the communication of confidential information once physically in the office or on the office systems. The office contains confidential and privileged information on a regular basis. For that reason we will treat all employees as Access employees (and indeed as Investment Professionals and Senior Executives as appropriate). However, the situation will be kept under review and should any individual feel that their situation is such that they will not at any time receive such information, they should discuss with the local Compliance Officer (see Appendix A) whether Non-Access categorisation may be appropriate.

3.       CHANGES TO THE CODE OF ETHICS

         We may from time to time amend the Code of Ethics and this supplement. This will be actioned in respect of employees through changes in the Company's Reglement Interieur. For others in France, the Annual Acknowledgement Form, when signed, will be regarded as a supplemental agreement between the individual and the company agreeing the changes.

4.       BROKER ACCOUNTS

         When brokers charge an additional fee for duplicate reporting to be made to Fidelity this may be recovered through an expenses claim which will be approved and paid for by the local Compliance department. Documentary evidence of the charge will be required.

5.       DATA PRIVACY

         Fidelity is committed to observing principles of data privacy. As data regarding personal transactions may need to be communicated within the Fidelity group from time to time, agreements have been entered into which are designed to ensure proper and responsible handling of such data. Further details regarding your personal data may be obtained from your local Compliance contact (see Appendix A).

6.       OTHER RULES APPLICABLE TO THOSE WHO MUST FOLLOW THE SUPPLEMENT

6.1 Employees of Fidelity Investissements SAS or Fidelity Gestion must comply with French Laws and Regulations and with the Company's Reglement Interieur. More specifically, as the case may be, employees are subject to:

         o   article L 533-4 and L 465-1 of the Monetary and Financial Code
         o   COB Regulation 90-08 (concerning the use of privileged information)
         o   COB Regulation 96-03 Code of Good Conduct
         o   the Code of Ethics issued by the AFG ASFFI.

6.2 France Compliance can provide you with the details of these requirements at your request.

6.3 Please note that the Company's Reglement Interieur covers some matters not referred to here or elsewhere in the Code of Ethics. You must nevertheless follow them to be in compliance with French Laws and Regulations. Breach of these other requirements will not be regarded as a breach of the Code of Ethics though such conduct may be subject to disciplinary action under the French employee handbook.

SUPPLEMENT NUMBER 7

FIDELITY TECHNOLOGY INDIA PRIVATE LIMITED ("FTI")

1.       INTRODUCTION

1.1      The purpose of this supplement is to highlight:
         o   The Gifts and Hospitality Policy, and
         o   The applicability of the Code of Ethics' Personal Trading Policy.

         This Supplement provides only a part of procedures in India regarding the Personal Trading and Gift and Hospitality Policies in the Code of Ethics. Employees should follow the Code of Ethics for any other provisions that are not provided in this Supplement.

1.2 The Supplement is in addition to the Code of Ethics. If you fail to follow the rules set out in this Supplement you may be subject to disciplinary action. YOU MUST FOLLOW THE CODE AS WELL AS THIS SUPPLEMENT.

2.       GIVING AND RECEIVING GIFTS

2.1 The Gifts & Hospitality Policy Supplement applies to all the employees, directors and supervisors of FTI.

2.2      When receiving gifts, please note the following:

         o The Gift Notification Form must be submitted to Compliance within 5 working days of acceptance of the gift.
         o The Gift from a single source should not exceed Rs. 2,000 in any one calendar year.
         o Should the gift (or total gifts) from a single source by itself exceed Rs. 2,000, you must try and return the gift to the Donor, unless it would cause offense. If the gift cannot be returned, the gift must be surrendered to Compliance as well as the form submission requirement outlined above.

2.3      When giving gifts, please note the following:

         o The Gift Notification Form must be submitted to Compliance no later than 10 working days before the gift is to be given.
         o   The submitted form must be signed off by Compliance.

3.       OFFERING AND RECEIVING HOSPITALITY

3.1      When receiving hospitality, please note the following:
         o The Hospitality Notification Form must be submitted to Compliance within 5 working days of acceptance of the hospitality.

3.2      When offering hospitality, please note the following:
         o The Hospitality Notification Form must be submitted to Compliance within 5 working days of offering of the hospitality.
         o   The submitted form must be signed off by Compliance.

4.       APPLICABILITY OF PERSONAL TRADING POLICY

4.1 The Personal Trading Policy as enumerated in the main body of the Code must be followed by the following people:
         o   Employees of Fidelity Technology India Private Ltd. ("FTI")
         o   Directors and supervisors of FTI
         o Spouse, dependent children, dependent parents and partners of employees, directors and supervisors of FTI
         o Any person or any investment made by such with whom employees, directors and supervisors of FTI have a beneficial interest.

SUPPLEMENT NUMBER 8

Employees involved with the management of FMR's 1940 Act Funds and other funds and accounts subject to US SEC registration.

1.       INTRODUCTION

1.1 The following provisions apply to individuals who are involved with the investment management of certain funds and accounts for which one of FMR Corp.'s subsidiaries has delegated all or some part of the investment management task to us. As a result, certain SEC regulations will apply in addition to the main provisions of the Code. Your local Compliance Officer will tell you whether these additional provisions apply to you.

2.       WHO MUST FOLLOW THE CODE?

2.1 In addition to the categories of individuals listed at paragraph 2.1 of the Code, the Code and this Supplement will also apply to individuals for whom you are financially responsible under a legal obligation. This would include wards of court and anyone who you are legally obliged to support financially.

2.2 Unless you have prior approval from your Compliance Officer, you must not make any investment decisions for accounts in which you have no beneficial interest, unless these are accounts that you manage on behalf of Fidelity.

3.       WHICH TRADES ARE SUBJECT TO THE CODE?

3.1 Paragraph 3.2 of the Code of Ethics provides a definition of Reportable Securities. Please note that the definition of Reportable Securities for the purposes of individuals affected by this Supplement shall include any derivatives on Reportable Securities.

3.2 Paragraph 3.3 of the Code of Ethics provides a list of items that are not considered to be Reportable Securities, which includes "Shares or units in regulated open-ended investment companies, mutual funds and unit trusts (including Fidelity products)." Please note that hedge funds and debt instruments denominated in Indian Rupees issued by the Government of India, the Reserve Bank of India, and Post Offices owned by the Government of India are not included in this definition.

3.3 Mutual Funds, for the purposes of this supplement mean only US mutual funds registered under the Investment Company Act of 1940, whether offered by Fidelity or by another product provider. These are not Reportable Securities for the purposes of this supplement. All other open-end fund products are Reportable Securities. Similarly, for the purposes of this supplement all Government securities other than US Government securities are regarded as Reportable Securities.

3.4 Any transactions by you in Reportable Securities are subject to the provisions of the Code with the following exceptions in respect of non-US mutual fund and non-US Government securities trades:

         Section 5 - Trades which need special permission - does not apply
         Section 6 - Times when you are not allowed to trade - paragraphs 6.1 and 6.6 apply, but the rest of this section does not
         Section 7 - How to Trade - does not apply
         Section 8 - What to do after you have traded - does not apply (although please refer to the paragraph 4 reporting below).

3.5 If you have any doubt whatsoever as to whether or not a transaction you are about to commit involves reportable securities, you should contact your local Compliance Officer immediately.

4.       REPORTING

4.1 When returning your Quarterly Trade Verification you must include on that form all non-US mutual fund (except as noted in 4.3 below) and non-US Government securities transactions. In addition, US regulations require that for any bonds, you also provide details of the interest rate and maturity date of any purchases. Your local Compliance Officer will prompt you for such information.

4.2 In addition to the reporting obligations the Code places upon you, an Annual Holdings Report must be completed showing your total holdings of Reportable Securities (which will include non-US mutual funds and non-US Government securities). A form for supplying this information will be forwarded to you by your local Compliance Officer at the relevant time each year.

4.3      Where your transaction in a non-US mutual fund is:

         o in a Fidelity open-ended fund (e.g. Fidelity Funds, the OEICs or the Japanese domestic investment trusts); or
         o   in any open-ended fund transacted through FundsNetworktm; or
         o in an open-ended fund regulated by a European Union, Hong Kong, Japanese, Australian or equivalent regulator

         There is no need to include details of these transactions or holdings on either your Quarterly Trade Verification or your Annual Holdings Report.

                                     ANNEX 2

                        GENERAL ADMINISTRATIVE PROCEDURES

         1.  Inside Information
         2.  Receiving and offering gifts and hospitality
         3.  General Responsibilities
         4.  Administration of the Code
         5.  Which forms have to be completed and when
         6.  Some questions and answers

1.       INSIDE INFORMATION

--------------------------------------------------------------------------------
Summary Box
o Never buy or sell on the basis of inside information
o Follow the procedure if you do get hold of inside information
o Trading or tipping someone off is a dismissable offence.
--------------------------------------------------------------------------------

1.1      INSIDE INFORMATION

         Generally, this is information which is not publicly known and which, if it were, could affect the price of a security to a material extent. Knowing of a take-over or the resignation of a Chief Executive in advance would be just two examples of inside information.

1.2.     PENALTIES

         In most of the countries in which Fidelity operates, trading on the basis of inside information is an offence. In some countries it is a criminal offence with unlimited fines and imprisonment for those who are convicted. It is also against the rules of the regulators of our business and can lead to you being barred for life from the financial services industry. We have therefore designed certain procedures which are there for your and our protection.

         YOU MUST NOT TRADE EITHER FOR YOUR OWN ACCOUNT, FOR ANY ACCOUNT IN WHICH YOU HAVE A BENEFICIAL INTEREST, OR FOR A FIDELITY FUND OR ACCOUNT IF YOU HAVE (OR THINK YOU MAY HAVE) INSIDE INFORMATION (FROM ANY SOURCE IN ANY WAY). YOU MUST ALSO NOT TELL OR ENCOURAGE SOMEONE ELSE TO TRADE.

         A summary of the law and procedure is in Appendix G.

1.3.     PROCESS

         1.3.1. You should avoid receiving inside information if it is likely in any way to affect your ability to carry out your job properly.

         1.3.2. As soon as you do receive inside information (or think that you may have) you must call the local Compliance contact (list in Appendix A). You must also fill in the relevant Inside Information Notification Form (Form E) straightaway and send it to the Compliance contact.

         1.3.3. You must not tell any other Fidelity employee unless you have Compliance approval. Compliance may also require that the Chief Investment Officer or Director of Research approve telling someone else.

         1.3.4. For as long as you have inside information you must not trade or encourage someone else to trade in any security that would be affected by the information. This means that research analysts cannot issue research notes or traders trade in the security if they have inside information. If a trader receives inside information it could mean that the whole of Fidelity might not be able to trade in that security.

         1.3.5. As soon as you become aware that the information has been made public you must advise the local Compliance department. You will then be advised if and when you can trade in the security.

NOTE: TRADING ON INSIDE INFORMATION OR EVEN ENCOURAGING SOMEONE THAT THEY TRADE
      IS AN OFFENCE PUNISHABLE UNDER THE CODE BY DISMISSAL. IT MAY ALSO BE A CRIMINAL OFFENCE.

2.       RECEIVING AND OFFERING GIFTS AND HOSPITALITY

--------------------------------------------------------------------------------
SUMMARY BOX
o Nothing should be conditional on receiving a gift or hospitality.
o  If the donor is not present at a hospitality event it is treated as a gift.
o  Annual gift limit per giver is US$100.
o  Cash or cash equivalent gifts are not permitted.
o  Free transport or accommodation cannot be accepted.
o All gifts of more than nominal value (e.g. small promotional items) and hospitality (other than normal business meals) must be declared on the right form.
o Any major gift-giving proposal or hospitality by Fidelity must be approved in advance by Compliance.
--------------------------------------------------------------------------------

2.1. We actively discourage the giving and receiving of business-related gifts and hospitality. This is to avoid potential conflicts of interest or bias in trading with outside suppliers and external relationships. We believe that you should behave with complete propriety and also be seen to do so.

2.2. It must not be a condition of any business or trade that you give or receive a gift or hospitality.

2.3. You cannot accept cash or cash equivalent gifts (e.g. such as tokens or coupons for use in shops or restaurants).

2.4. Gifts of a nominal value (e.g. a promotional pen or diary) do not need to be reported. Similarly hosting or attending normal business meals does not need to be reported, although we do expect you to exercise common sense in the frequency and type of hospitality you are involved in. The policy on hospitality is directed primarily at cultural and sporting events.

2.5.     You may accept a gift that relates to your job at Fidelity provided:
         o The gifts from a single source do not exceed US$100 or equivalent in any one calendar year. If the regulatory limit in the country where you are based is less than US$100 or equivalent, the lower limit applies for reporting gifts.
         o You complete a Gifts Notification Form (Form F) and send that to your local Compliance Department within five working days of receipt.

2.6. You may accept hospitality that relates to your job at Fidelity provided:

         o The giver of hospitality is present at the event (if not, the face value of the tickets must be treated as a gift).
         o You (or Fidelity if agreed with your line manager) pay for any related transportation and accommodation costs.
         o You complete a Hospitality Notification Form (Form G) and send it to your local Compliance Department within five working days of acceptance.

2.7. Should the gift (or total gifts) from a single source by itself exceed $100 you must:
         o   Try and return the gift (unless it would cause offence).
         o Complete a Gifts Notification Form and surrender the gift to Compliance which will determine how best to deal with it (e.g. by raffling it).

2.8. Hospitality should not be excessive, and it will avoid embarrassment later if you refer any particularly generous offers to your local Compliance department before accepting an invitation.

2.9. The resale or giving of tickets to someone else as a gift is strictly forbidden.

2.10. If you have any questions as to the value of a gift or hospitality you can seek guidance from the local Compliance Department.

2.11. As with gifts, the provision of hospitality or giving of gifts can in some countries be seen as an inappropriate inducement. Any significant gift programme, hospitality arrangements or similar expenditure to be undertaken by Fidelity should therefore be approved in advance by the local Compliance department.

3.       GENERAL RESPONSIBILITIES

3.1.     OUTSIDE ACTIVITIES

         We do not believe that you should be involved in activities outside Fidelity which could conflict with your job - either because of the nature of that activity or because of the amount of your time that it involves. This does not extend to normal hobbies and pastimes but will cover (for example):

         o Involvement in an outside business activity, especially one that has a business relationship with Fidelity.
         o Accepting or holding a position in a company, partnership or committee membership.
         o Any activity which involves you receiving payment (such as a part-time job or consultancies).

         If you do have such an outside activity you must complete Form C and send it to your local Compliance Department. You cannot do any such activity until it is approved by Compliance, and Compliance may wish to discuss the matter with your line manager before granting approval.

3.2.     EXTERNAL DIRECTORSHIPS

         If you are an Investment Professional or Senior Executive you must get separate formal written approval from your local Compliance Department before accepting a directorship of a non-Fidelity company. Approval will be granted only if such a directorship would be in the interests of Fidelity clients. If you wish to accept a directorship you must complete Form C and forward it to your manager for review and signature. Once signed, please forward the form to your Compliance contact.

3.3      CONFLICTS OF INTEREST

         You must at all times try to avoid situations where your personal affairs could conflict with the interests of Fidelity or its clients. It is not possible to list all the situations which could give rise to a conflict but an example would be using the fact that someone has a business relationship with Fidelity (e.g. as a supplier of services) to obtain an unfair advantage, such as free or discounted services, unless these are part of an official discount arrangement.

4.       ADMINISTRATION OF THE CODE

4.1. To be effective the Code must be monitored and enforced diligently. This is a requirement of our regulators around the world and helps ensure fair treatment of all.

4.2.     REVIEW

         The Compliance department will regularly review all transactions under the Code. We are looking for any breaches of either the spirit or the letter of the Code, and to ensure that the Code is working properly.

4.3.     PENALTIES

         In addition to any external sanctions (for example by a regulator) we reserve the right to punish breaches of the Code. Set out below are the main (but not all) penalties that we can apply.

         (1) Caution
         (2) Warning
         (3) Surrender of trading profits
         (4) Fines
         (5) Suspension of trading privileges
         (6) Dismissal
         (7) Referral to external authorities

4.4.     ENFORCEMENT AND DUE PROCESS

         Any penalty will follow investigation by Compliance and usually a meeting with you where you can put your side of the story. We will then advise you of the penalty which we intend to apply. You can, within thirty days of being advised, make a written submission as to why the penalty is inappropriate. Compliance will review, or arrange for an independent member of senior management to review the case. Following that review you will be told if the penalty will stay, be changed or be withdrawn. Where necessary, any disciplinary action will take place within the context of the relevant country's employee handbook.

         Should you so wish you may be represented by a work colleague of your choosing.

         PLEASE NOTE THAT FIDELITY RESERVES THE RIGHT TO DECIDE WHETHER THE CODE APPLIES TO A SPECIFIC SITUATION AND HOW IT SHOULD BE INTERPRETED.

4.5.     SPECIAL APPROVAL

         In certain circumstances Compliance can grant special approval for you to do a trade that would otherwise be prohibited by the Code - for example, to permit the use of a non-Approved broker. A list of circumstances in which special approvals can be obtained for exceptions to the Code appears in Appendix H.

         You should discuss any special approval request first with your local Compliance contact, but any formal application must be made using Form
         I. Any such special requests will be subject to conditions and will be reviewed at least once a year and can be withdrawn at any time.

         Even if you fall within a circumstance described in Appendix H, approval will be denied if the particular facts of the case are inconsistent with the general principles of the Code, the interest our customers or otherwise deemed to be a conflict of interest.

         Despite efforts to list within this Code every permissible exception to each rule, Fidelity recognises that a unique set of facts may warrant consideration for an exemption if the facts are consistent with the general principles of the Code, the interests of our customers, and lack any real or apparent conflict of interest. In such cases that are not covered by the circumstances listed in Appendix H, upon written request to your local Compliance contact, Compliance will consult with the Ethics Committee, consisting of representatives from senior management, in considering such requests. Compliance will maintain a record of any such approvals.

         If you have had a special approval request turned down or withdrawn you can, within thirty days, lodge a written appeal. Compliance will then review or, arrange for an independent member of senior management to review the case. Following that review you will be told if the special approval is granted or not.

4.6.     BOARD REPORTING

         Every year the board of Fidelity International Limited receives a report on the Code. This review will be in addition to regular reviews and discussions with Senior Management. The report will include a summary of any significant breaches of the Code and the penalties which have been set.

5. WHICH FORMS HAVE TO BE COMPLETED AND WHEN ALL THESE FORMS CAN BE FOUND IN APPENDIX H

         FAILURE TO RETURN A FORM WITHIN THE REQUIRED TIME LIMIT WILL LEAD AUTOMATICALLY TO SUSPENSION OF TRADING PRIVILEGES UNTIL SUCH TIME AS THE FORM IS RECEIVED. FURTHER SANCTIONS MAY ALSO BE IMPOSED.

5.1      FORM A - ANNUAL CODE OF ETHICS ACKNOWLEDGEMENT
         o   Must be signed by ALL EMPLOYEES
         o   Issued 1 January
         o   To be returned by 28 January
         o   New employees to return within seven days of joining

5.2      FORM B - QUARTERLY TRADE VERIFICATION
         o Must be completed by INVESTMENT PROFESSIONALS, SENIOR EXECUTIVES AND OTHER EMPLOYEES SPECIFICALLY NOTIFIED BY COMPLIANCE
         o   Issued 1 January; 1 April; 1 July; 1 October
         o   To be returned within ten days of the end of the prior quarter
         o   Nil returns are required

5.3      FORM C - OUTSIDE ACTIVITY DISCLOSURE
         o Must be completed by ANY EMPLOYEE wishing to undertake outside activities (including directorships)
         o   Approval required before taking up the activity
         o   New employees to return within seven days of joining

5.4      FORM D - PRIVATE PLACEMENT APPROVAL REQUEST
         o Must be completed by any INVESTMENT PROFESSIONAL OR SENIOR EXECUTIVE wishing to invest in a private placement.
         o   Approval required before any commitment to invest is made

5.5      FORM E - INSIDE INFORMATION NOTIFICATION
         o   Must be completed by ANY EMPLOYEE receiving inside information
         o   To be completed and filed as soon as possible

5.6      FORM F - GIFT NOTIFICATION FORM
         o Must be completed by ANY EMPLOYEE receiving a gift of more than nominal value.
         o   To be filed within five days of receipt of the gift

5.7      FORM G - HOSPITALITY NOTIFICATION FORM
         o Must be completed by ANY EMPLOYEE receiving hospitality other than a normal business meal.
         o   To be filed within five days of acceptance of the hospitality.

5.8      FORM H - IPO PERMISSION TO INVEST: MANAGER'S STATEMENT
         o Must be completed by the Manager of ANY EMPLOYEE seeking to invest in an IPO prior to subscribing.
         o   To be filed and waiver received prior to subscription.

5.9      FORM I - SPECIAL APPROVAL REQUEST FORM
         o Must be completed by ANY EMPLOYEE wishing to apply for special approval under Annex 2, section 4.5 of the Code of Ethics.
         o Must be completed and forwarded to your local Compliance department as soon as possible

6.       SOME QUESTIONS AND ANSWERS

Q: Can I keep shares in my own name, or do they have to be transferred to a brokerage account?

A: You can keep the share certificates at home. However, you will have to use an approved broker if you want to sell them.

Q: What do I do if my partner receives shares as part of his/her remuneration?

A: You will need to seek special approval to not pre-clear because you don't know when you'll receive them. You may also need special approval to trade as such schemes often only allow you to trade via a designated broker.

Q:       When can I trade through an outside broker?

A: Each request to trade through a broker which is not on Fidelity's approved list must be sent to Compliance in writing using Form I. We will review the request and may grant special approval.

Q: My partner works for a regulated company and has to comply with their own Code of Ethics. What do I do?

A: We will ask you for permission to contact the Compliance Department of your partner's employers and review with them the extent to which your partner can comply with Fidelity's Code of Ethics.

Q: What do you do about privatisations, initial public offerings/ flotations, and demutualisations?

A: You are not normally allowed to apply for these shares. We may grant blanket special approvals, depending on the terms and circumstances of the issue, which will be published via the e-mail system. You shouldn't do anything until we let you know what to do in writing.

THE MOST IMPORTANT THING TO REMEMBER IS THAT IF YOU ARE UNSURE - ASK

APPENDICES

A.       Compliance Department Contact Details

B.       When the Code applies to someone other than you

C.       Special rules for Director of Fidelity Funds

D.       List of European Economic Area countries


E.       Condition for issuing special approvals for investment in IPOs

F.       Approved Brokers

G.       Statement of Inside Information Policy

H. Circumstances in which Special Approvals can be Obtained for Exceptions to the Code

I.       The Forms:
         A.  Annual Code of Ethics Acknowledgement
         B.  Quarterly Trade Verification
         C.  Outside Activities Disclosure
         D.  Private Placement Approval Request
         E.  Inside Information Notification
         F.  Gift Notification
         G.  Hospitality Notification
         H.  IPO Permission to Invest: Manager's Statement
         I.  Special Approval Request Form

                                                                                                                      APPENDIX A
COMPLIANCE DEPARTMENT CONTACT AND PRE-CLEARANCE AREA DETAILS
GENERAL QUERIES AND PROBLEMS
------------------------------------------------------------------------------------------------------------------------------------
                                                                HONG KONG/AUSTRALIA
UK                                                              /KOREA/TAIWAN/
                       CONTINENTAL EUROPE     INDIA             SINGAPORE                JAPAN                    BERMUDA
------------------------------------------------------------------------------------------------------------------------------------
e-mail                 Germany:               Rohit Mangla      Doris Hung               Masako Suzuki (FIJ)      Jennifer Rand
"UK - Code of Ethics"  Martin Peter           8 779 2089        8 777 2812               8 775 6894               8 765 7351
                       8 747 535
OR                                                              Patricia Tin             Yoko Konno (FBSJ)
                       France:                                  8 777 2816               8 775 5118
contact relevant       Veronique Jouve
compliance business    8 744 3531                               Yumin Wu
partners                                                        (Taiwan SICE)
                       Luxembourg:                              8 776 4354
                       Thea Hansen
                       8 743 2286                               Vivien Tseng
                                                                (Taiwan SITE)
                       Rest:                                    8 776 1541
                       e-mail
                       "UK - Code of Ethics"                    Jenny Lee
                                                                (Taiwan FIST)
                       OR                                       8 776 4358

                       contact relevant
                       compliance business
                       partners
------------------------------------------------------------------------------------------------------------------------------------

PRE-CLEARANCE
----------------------------------- ------------------------------------ ---------------------------- ------------------------------
UK / CONTINENTAL EUROPE             INDIA / HONG KONG / AUSTRALIA /      JAPAN                        BERMUDA
                                    KOREA / TAIWAN / SINGAPORE
------------------------------------------------------------------------------------------------------------------------------------
Online Pre-clearance:               e-mail "Asia Preclearance" for       e-mail                       Online
http://www.thesource.uk.            HongpKong/aAustralia/ Korea/         "Japan Preclearance"         Pre-clearance:
fid-intl.com/filpreclear/           Taiwan SICE/ Taiwan FIST*            (for inquiry: 8-775-6332)    http://www.thesource.uk.fid-
                                                                                                      intl.com/filpreclear/

Investment Compliance
 Hotline:
8 727 4600 or e-mail                 *FIST employees must follow                                      Bermuda Pre-clearance:
"UK - Code of Ethics"                Supplement 5 before e-mailing                                    8 765 7285       (441 297
of Ethics"                           "Asia Preclearance"                                              7285) or   e-mail "US
                                                                                                      Preclearance"
(for US and Canadian                 e-mail Lucy Chen FOR Taiwan SITE
stocks 5pm - 9pm:                    before e-mailing "Asia
001 441 297 7285)                    Preclearance"

------------------------------------------------------------------------------------------------------------------------------------

INSIDE INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
UK / CONTINENTAL EUROPE / INDIA     HONG KONG / AUSTRALIA / KOREA /      JAPAN                        BERMUDA
                                    TAIWAN / SINGAPORE
------------------------------------------------------------------------------------------------------------------------------------
Trelawny Williams                   Patricia Tin                         Kenji Nishiyama (FIJ)        Jennifer Rand
8 727 4873                          8 777 2816                           8 775 9489                   8 765 7351

Sarah Haycock                       Doris Hung                           Paul Lantz (FIJ)             Lori Blackwood
8 727 4314                          8 777 2812                           8 775 9483                   8 765 7282

Ian Jones                           Samantha Miller                      Seigo Chikui (FBSJ)
8 727 4509                          8 777 2862                           8 775 5117

------------------------------------------------------------------------------------------------------------------------------------

                                                                      APPENDIX B

WHEN THE CODE APPLIES TO SOMEONE OTHER THAN YOU ("BENEFICIAL INTEREST")

1.   INTRODUCTION
     This is a difficult and sensitive area of the Code. Fidelity is concerned not only that you observe the requirements of the Code, but that those in whose affairs you are actively involved. It means that the Code can apply to assets over which you have control or influence - for example advising or instructing your partner on what investments to buy or sell.

     Fidelity will extend its requirements only as far as it believes is necessary to protect the interests of its customers. If you have any doubts as to whether another person is caught by the Code, talk to your local Compliance Department (see Appendix A).

2.   AFFECTED SECURITIES

     The following will usually be regarded as securities in which you have a beneficial interest if you either instruct, advise on, or have authority on an account not in your name:

     A)  SECURITIES HELD BY MEMBERS OF YOUR IMMEDIATE FAMILY.
         As a general rule, a person is the beneficial owner of securities held directly or indirectly by any child, stepchild, grandchild, parent, step-parent, grandparent, spouse, common law relationship, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (collectively, "immediate family") sharing the same household. Adoptive relationships are included for purposes of determining whether a member of a person's immediate family holds securities. One family member shall not be deemed to be the beneficial owner of securities held by another family member sharing the same household if the later is emancipated and self-suporting.

         YOU CAN APPLY TO YOUR LOCAL COMPLIANCE DEPARTMENT FOR GUIDANCE AND, IF NECESSARY, SPECIAL APPROVAL.

     B)  SECURITIES HELD BY A COMPANY OR SIMILAR ENTITY:
         If you own shares in a company or similar entity; and
         o you are a controlling shareholder; or
         o you have input to the management of its investment portfolio; THEN that company's or entity's trading is covered by the Code.

     C) SECURITIES HELD IN A TRUST:

         (i)  If you are a beneficiary
              Trading by the trust is covered by the Code only if you have a say in how the securities are invested. This includes securities within a retirement or pension plan the legal form of which is a trust and in which you are a beneficiary.

         (ii) If you are a Trustee
              Trading by the trust is covered by the Code only if any one of the beneficiaries is a member of your immediate family.

        (iii) If you are the Settlor (and not a Trustee)
              Trading by the Trust is covered by the Code only if you can revoke the trust unilaterally or if you are involved in deciding how the securities are invested.

3.   WHAT MUST BE COMPLIED WITH

     If someone other than you is caught by the Code, then he or she must comply with the following:

     o they will have the same category as you (e.g. Access, Investment Professional etc) - see 2.4 of Section 2
     o   the Code covers any trade as if it was yours (see Section 3)
     o the trades you are not allowed to do (Section 4), they are not allowed to do
     o trades for which you need special permission (Section 5), they need special permission
     o if you are not allowed to trade at a particular time (Section 6), neither are they
     o   they must also trade only through an Approved Broker - see 7.2 of
         Section 7
     o they must get pre-clearance (or ask you to get pre-clearance) unless you are a Non-Access Person who does not need to pre-clear - see 7.3 of
         Section 7
     o   they have the same reporting obligations as you have - (Section 8)
     o they should not trade when they have inside information (Annex 2, Section 1).
     o   they must follow any applicable supplement (Part 2).

     They are not covered by the Gifts and Hospitality rules (Annex 2, Section
     2), or the rules on Outside Activities and Directorships (Annex 2, Section 3.1) unless they are themselves Fidelity employees.

EXAMPLES OF BENEFICIAL INTEREST

SECURITIES HELD BY MEMBERS OF YOUR IMMEDIATE FAMILY:

>>   EXAMPLE A

     Peter and Mary are married. Although Mary has an independent source of income and keeps her money separate from that of her husband, Peter contributes to the maintenance of the family home. They have the same financial adviser. Since Peter and Mary's resources are clearly significantly directed towards their common property, they will be deemed to be beneficial owners of each other's securities.

>>   EXAMPLE B

     Jack and Jill are separated and have filed for divorce. Neither party contributes to the support of the other. Jack has no control over the financial affairs of his wife. Neither Jack nor Jill is a beneficial owner of the other's securities.

>>   EXAMPLE C

     Phil's adult son Zach lives in Phil's home. Zach is self-supporting and contributes to household expenses. Phil is not a beneficial owner of Zach's securities.

>>   EXAMPLE D

     David's mother Amelia lives alone and is financially independent. David has power of attorney over his mother's estate, pays all her bills and manages her investment affairs. David is also a significant heir of Amelia's estate. David is a beneficial owner of Amelia's securities.

>>   EXAMPLE E

     Chris has lived together with Pat for three years. They are not married. Chris and Pat share the household expenses but they maintain separate bank accounts. Pat owns a car, and both Pat and Chris use the car. Pat also has a brokerage account and holds securities and trades through this account.

     With common law relationships it is not always simple to determine whether one person has a beneficial interest in the other's assets. In this case it is likely that Chris does have a beneficial interest in Pat's brokerage account. The situation would be clearer, if Chris owned the house, and both Chris and Pat contributed to mortgage loan repayments. In this case there would almost certainly be a relationship of beneficial interest between Chris and Pat. If Chris and Pat are renting the house, and both are paying a portion of the rent, this is also a strong indication of a beneficial interest. However, if Chris and Pat are simply sharing a flat, even though they may be sharing the cost of running the house, they will probably not be regarded as having a beneficial interest in each other's assets.

SECURITIES HELD BY A COMPANY:

>>   EXAMPLE A

     A holding company has 5 shareholders. An individual owns 30% of the shares but does not have or share investment control in the company. Even though the individual does not share investment control, because he has a controlling interest in the company he will be presumed to have beneficial ownership of the securities owned by the holding company.

SECURITIES HELD IN TRUST:

>>   EXAMPLE A

     An individual is trustee of a trust created for her two minor children. When both of the individual's children reach 21, each will receive an equal share of the trust. The trustee is a beneficial owner of the securities in the trust.

IF YOU ARE IN ANY DOUBT ABOUT YOUR OWN SITUATION YOU SHOULD REFER THE FACTS TO YOUR LOCAL COMPLIANCE DEPARTMENT (SEE APPENDIX A).

                                                                      APPENDIX C

SPECIAL RULES FOR DIRECTORS OF FIDELITY FUNDS AND INVESTMENT ADVISORS

Date:

Fidelity International Limited
Pembroke Hall
42 Crow Lane
P.O. Box HM 670
Hamilton HM CX
Bermuda

Attention:        The Compliance Officer

Dear Sir,

FIDELITY INVESTMENTS CODE OF ETHICS FOR 2004

I refer to Fidelity's Code of Ethics dated January 2004 (the "Code"), a copy of which I have received, and acknowledge that the Code applies to me as a Fidelity Director and that this letter forms a part of the Code.

I declare that although I am an "interested person" (as defined by the attached appendix to this letter), I have elected to receive no daily reports with respect to any Fidelity fund and have further elected to have no access to any internal Fidelity information system (e.g., BONDVIEW; OVERVIEW; INVIEW, INVEST1, GAMBIT, EOMS, etc.).

Consequently I request you to confirm that I will be designated as a Non-Access Director under the provisions of the Code, and, accordingly, that I will be exempt from the requirements set out in Sections 3 to 8 of the Code. I understand that the general provisions of the Code shall continue to apply to me. If either of the declarations made above changes at any time I shall notify you immediately.

I understand that Fidelity may need, in the best interests of the fund or company of which I am a director, to impose conditions that are consistent with the provisions of the Code upon my personal account trading. I agree to comply with such conditions that are notified to me in writing from time to time.

Please confirm your understanding of the above by signing and returning to me the enclosed copy of this letter.

Yours faithfully

By:      __________________________________      Date:
Name:    (Please print)
Title:   Director
                                                 I confirm that you
                                                 shall be designated as a
                                                 Non-Access Director under
                                                 Fidelity's Code of Ethics,
                                                 effective fifteen days from
                                                 the date of this letter.

                                                 By:      ______________________
                                                 Title:   Head of Bermuda Office

                                    APPENDIX

"INTERESTED PERSON" means, with respect to the investment adviser(s) for any Fund(s) for which that person is a Director:

(i) any person "affiliated" with such investment adviser(s) ("affiliated person" is defined below);

(ii) any member of the immediate family of any natural person who is an affiliated person of such investment adviser(s);

(iii) any person who knowingly has any direct or indirect beneficial interest in, or is designated as trustee, executor, or guardian of any legal interest in, any security issued either by such investment adviser, or by a controlling person of such investment adviser;

(iv) any person or partner or employee of any person who at any time since the beginning of the last 2 years completed fiscal years of such investment adviser has acted as legal counsel for such investment adviser; and

(v) any natural person whom Fidelity's Compliance Officer shall have determined to be an interested person by reason of having had, at the Compliance Officers sole discretion, a material business or professional relationship with such investment adviser.

"AFFILIATED PERSON" of another person means:

(i) any person directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of such other person;

(ii) any person, 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;

(iii) any person directly or indirectly controlling, controlled by, or under common control with, such other person; and

(iv) any officer, director, partner, co-partner or employee of such other person.

"PERSON" means:

         A natural person, corporation, partnership, joint-stock company, trust, fund, or any organised group of people whether incorporated or not.

                                                                      APPENDIX D

         LIST OF EUROPEAN ECONOMIC AREA COUNTRIES.

         o  Austria
         o  Belgium
         o  Denmark
         o  Finland
         o  France
         o  Germany
         o  Greece
         o  Iceland *
         o  Ireland
         o  Italy
         o  Liechtenstein *
         o  Luxembourg
         o  Netherlands
         o  Norway *
         o  Portugal
         o  Spain
         o  Sweden
         o  United Kingdom

         * These countries are not members of the European Union (EU). However, the European Economic Area Agreement granted nationals of these countries the same rights to enter, live and work in the United Kingdom as EU citizens.

                                                                      APPENDIX E

           CONDITIONS FOR ISSUING SPECIAL APPROVALS FOR INVESTMENT IN
                            INITIAL PUBLIC OFFERINGS

--------------------------------------------------------------------------------

    SPECIAL APPROVAL SITUATION              BACKUP NEEDED FROM EMPLOYEE


IPO- SPOUSE'S EMPLOYER                   o  Copy of the preliminary
                                            prospectus
Will only be considered if               o  Proof of the spouse's
                                            employment(1)
(a) spouse is current employee, and      o  Date of proposed IPO- we need at
   purchased                                least two working days to
                                            process the request
(b) shares have been put aside from      o  Name of brokerage firm through
   the general offering for                 which shares will be
   employees only                        o  Letter from manager of employee
                                            stating that he/she is aware
                                            that their employee will be
                                            participating and that there is
                                            not conflict between the
                                            employee's participation and
                                            their position at Fidelity(2)
--------------------------------------------------------------------------------

IPO-BANK CONVERSION                      o  Copy of the preliminary
                                            prospectus
Will only be considered if               o  Proof of depository history with
                                            bank(3)
(a) the employee or spouse banks         o  Date of proposed IPO - we need at
   with issuer, and                         least two working days to
                                            process the request
(b) depository history is greater        o  Letter from manager stating that
   than one year                            he/she is aware that their
                                            employee will be participating
                                            and that there is not the
                                            conflict between the employee's
                                            participation and their position
                                            at Fidelity(2)
--------------------------------------------------------------------------------

NO PRE-CLEARANCE IS REQUIRED. HOWEVER, ALL EMPLOYEES MUST HAVE OBTAINED WRITTEN SPECIAL APPROVAL FROM COMPLIANCE BEFORE PARTICIPATING IN THE IPO.

-------------

(1) The following will be sufficient proof of employment :
      [ ] a copy of payslip or similar document
      [ ] a letter from the employer on letterhead confirming eligibility for an employee specific tranche
      [ ] a letter from the employer on letterhead confirming employment

(2) Use Form H

(3) The following will be sufficient proof of depository history
      [ ] a copy bank statement for the beginning and end of the period
          (employees may blank out transaction details)
      [ ] a letter from the bank

                                                                      APPENDIX F

APPROVED BROKERS
Each of the following brokers has been approved by Fidelity's Compliance Department. You can obtain account opening forms directly from the broker. However, should you wish to open an account with Fidelity Brokerage Services Inc, these forms can be obtained from your Compliance contact.

The letter of authority sent with your application form will ensure that the broker knows that you are a Fidelity employee. This will mean that the broker, and not you, will be responsible for providing copies of trade confirmations and monthly statements to the Compliance Department.

--------------------------------------------------------------------------------
                                 UNITED KINGDOM
--------------------------------------------------------------------------------

CHARLES STANLEY                    0800 028 1819

NATWEST STOCKBROKERS LIMITED       0870 600 8020
REDMAYNE BENTLEY STOCKBROKERS      0113 200 6585
TD WATERHOUSE                      0845 607 6001
HALIFAX SHARE DEALING LIMITED      0870 241 1114
LLOYDS TSB STOCKBROKERS            0870 608 8600
BARCLAYS STOCKBROKERS              0845 6099 0039

--------------------------------------------------------------------------------
                                     IRELAND
--------------------------------------------------------------------------------
GOODBODY STOCKBROKERS              3531 667 0400

--------------------------------------------------------------------------------
                                   LUXEMBOURG
--------------------------------------------------------------------------------

BANQUE DE LUXEMBOURG               GENERAL ACCOUNT INQUIRIES: Charles Henschen:
                                   (00 352) 49 924 2551 or Peggy Damge
                                   (00 352) 49 924 3726

                                   TRADING INQUIRIES: Charles Henschen or
                                   Peggy Damge

--------------------------------------------------------------------------------
                                     GERMANY
--------------------------------------------------------------------------------

COMDIRECT BANK AG                  Contact Mrs Sabine Munster: 49 4106 704 1309
DEUTSCHE BANK                      Contact Mr Kuhlmann: 49 228 6832 7481
Account Opening Procedures:        Please contact Compliance Dept Frankfurt for
                                   application form.

--------------------------------------------------------------------------------
                                     SWEDEN
--------------------------------------------------------------------------------

NORDNET SECURITIES BANK AB         46-8-506 33 000

SKANDINAVISKA ENSKILDA BANKEN      46-8-763 50 00
AB (SEB)

--------------------------------------------------------------------------------
                                      INDIA
--------------------------------------------------------------------------------

ICICI WEB TRADE LTD.               91 11 2331 7083

--------------------------------------------------------------------------------
                      HONG KONG / AUSTRALIA / KOREA /TAIWAN
--------------------------------------------------------------------------------

FIDELITY BROKERAGE SERVICES INC.   (U.S. security transactions only)
                                   Contact Hong Kong Compliance - Patricia Tin
                                   (8 777 2816) or Doris Hung (8 777 2812)
DBS TD WATERHOUSE (HK) LTD.        Contact Hong Kong Compliance - Patricia Tin
                                   (8 777 2816) or Doris Hung (8 777 2812)
HANG SENG BANK LTD. (HK)           Contact Hong Kong Compliance - Patricia Tin
                                   (8 777 2816) or Doris Hung (8 777 2812)
COMMONWEALTH SECURITIES LTD.       Contact Hong Kong Compliance - Patricia Tin
                                   (8 777 2816) or Doris Hung (8 777 2812)
BOCI ONLINE                        Contact Hong Kong Compliance - Patricia Tin
(BANK OF CHINA INTERNATIONAL)      (8 777 2816) or Doris Hung (8 777 2812)
E*TRADE SECURITIES (HK) LTD.       Contact Hong Kong Compliance - Patricia Tin
                                   (8 777 2816) or Doris Hung (8 777 2812)
E*TRADE AUSTRALIA                  Contact Hong Kong Compliance - Patricia Tin
                                   (8 777 2816) or Doris Hung (8 777 2812)
TAIWAN INTERNATIONAL SECURITIES    Contact Taiwan Compliance (Jenny Lee)
CORPORATION
Account Opening Procedures:        Employees in Hong Kong, Australia and Korea
                                   must first call Patricia Tin (8 777 2816) before opening an account.

                                   SICE Employees in Taiwan must contact Yumin
                                   Wu (8 776 4354)

                                   SITE Employees in Taiwan must contact Vivien
                                   Tseng (8 776 1541)

                                   FIST Employees in Taiwan must contact Jenny
                                   Lee (8 776 4358)

--------------------------------------------------------------------------------
                                      JAPAN
--------------------------------------------------------------------------------

NOMURA SECURITIES

(Institutional Sales dept of       Ms. Mayumi Hara

Head office)                       3-3278-1025

                                   Fax no: 3-3271-0947

MONEX INC.                         3-5800-4047

NIKKO BEANS SECURITIES             3-120-725-410

FIDELITY BROKERAGE SERVICES JAPAN  Contact either Seigo Chikui (8 775 8923)
                                   or Yoko Konno (8 775 8926)

--------------------------------------------------------------------------------
                                  UNITED STATES
--------------------------------------------------------------------------------

FIDELITY BROKERAGE SERVICES, INC.  1-800-544-8666 (if calling within the US)

                                   1-801-534-1910 collect (if outside the US)

                                   These are the Brokerage Account
                                   Assistance hotlines. Should you wish
                                   to open an account at FBSI, please
                                   contact your local Compliance Officer.
                                   All employees based outside of the
                                   U.S. must go through Compliance in
                                   order to open an employee trading
                                   account.

--------------------------------------------------------------------------------
                                     BERMUDA
--------------------------------------------------------------------------------

FIRST BERMUDA SECURITIES LIMITED          (441) 295-1330

INDEPENDENT FINANCIAL SERVICES            (441) 296-4442

FIDELITY BROKERAGE SERVICES, INC.         Contact Bermuda Compliance
                                          (Jennifer Rand) 8 765 7351

                                                                      APPENDIX G

STATEMENT OF INSIDE INFORMATION POLICY

1.       INTRODUCTION

         1.1 It has long been Fidelity's policy that no employee should knowingly trade in securities on the basis of non-public price-sensitive information - "insider trading".

         1.2 The restrictions and procedures set out in this Statement form part of the Code of Ethics and must be followed by all Fidelity employees.

2.       WHAT IS "INSIDE INFORMATION"?

         2.1 Inside Information is information which is:

             o  specific and precise; and

             o  relates to a security or an issue of security; and

             o  is not public; and

             o if it were made public could have a material effect on the price of the security.

         2.2 Examples of Inside Information would be:

             o  take-over or merger

             o  restructuring

             o  new appointments (e.g. new Chief Executive)

             o  debt or credit information

             o  business plans or projections

             o  new products

             o  new contracts

         2.3 You must be careful and understand that Inside Information on one company can also be Inside Information on another company. For example, the news that Company A has won a contract may mean that Company B has lost it.

3.       WHAT IS "INSIDER TRADING"

         3.1 Insider Trading happens when a person who has Inside Information:
             o  trades in securities which the information affects; or
             o  encourages someone else to trade in such securities, or
             o gives the information to someone else except as set out in this Statement.

         3.2 It does not matter if you trade in a share, a bond, an option or any other form of security. If the price can be affected by Inside Information then this is still Insider Trading.

         3.3 Insider Trading is a criminal offence by an individual - not by Fidelity. It can lead to both an unlimited fine and imprisonment of up to 7 years or more in some countries. Many of our regulators also have powers to fine, suspend from duty and ban from the industry those who have been involved in Insider Trading. It will also lead to dismissal from Fidelity.

4.       WHEN IS INFORMATION "PUBLIC"?

         4.1 Information is only regarded as public if it:
             o is published in accordance with the rules of the market on which the security is listed or quoted
             o is in statutory records which are open to inspection
             o can readily be obtained by those likely to trade in the security
             o can be derived from information already made public

         4.2. Therefore it is sensible to assume that any information you receive from a client is not public until it is published in a company announcement or press release.

         4.3. If you are in any doubt, consult your local Compliance or Legal Department (see Appendix A).

5.       EDUCATION AND TRAINING

         5.1 Initial Review
             All employees on joining will receive a copy of the Code of Ethics. In signing and returning the Annual Code of Ethics Acknowledgement Form they confirm that they understand that they must follow the Code.

         5.2 Annual Review
             All Investment Professionals attend a mandatory annual education programme on the Code of Ethics.

         5.3 Other
             The need for any further training or education will be reviewed regularly, and further training may be offered.

6.       THE PROCEDURE TO BE FOLLOWED

         6.1 When you receive Inside Information (or what you think may be Inside Information)

             o DO NOT TRADE for yourself or any Fidelity fund or account

             o DO NOT TELL COLLEAGUES

             o CONTACT the Legal or local Compliance Department IMMEDIATELY

             If you are not sure if you have Inside Information you must still treat it as Inside Information until you get clearance from the Legal or local Compliance Department.

         6.2 You must straightaway complete an Inside Information Notification Form (Form E). This must be sent to your local Compliance contact in a sealed envelope marked "Highly Confidential".

         6.3 If you believe that there is a good reason to advise colleagues of the inside information you must first obtain the permission of your local Chief Investment Officer or Head of Research. TRADERS MUST NEVER BE GIVEN INSIDE INFORMATION.

         6.4 When the information has been made public you must immediately advise the local Compliance Department.

             NOTE: To avoid Insider Trading we will place certain controls within Fidelity's trading system which, together with this procedure, places a Chinese Wall around the Inside Information. If Compliance is not advised immediately that information has been made public then trading could be blocked when there is no need.

         6.5 All transactions in securities where someone in Fidelity has Inside Information are reviewed - both personal trades, and trades for Fidelity funds and accounts. If we suspect that Insider Trading may have taken place, a special review of transactions will be done.

                                                                      APPENDIX H

CIRCUMSTANCES IN WHICH SPECIAL APPROVALS CAN BE OBTAINED FOR EXCEPTIONS TO THE CODE

You should note that even if your circumstances fall within one of the categories described below, you must still obtain prior approval from your local Compliance contact to engage in the activity. You should review the relevant Code provisions and talk to your local Compliance contact should you have any questions. You may seek approval by submitting the Approval Request form, which can be found online at http://codeofethics.bm.fid-intl.com/codeofethics/home.htm or through your local Compliance department.

APPROVED BROKER (SECTION 7.2): You may maintain a personal or beneficially owned account at, or execute a transaction in reportable securities through, a non-FIL approved broker (i.e. an "External Account") if your situation falls within one of the circumstances described below, there are no overriding concerns regarding possible conflicts of interest and you have obtained prior written approval from your local Compliance department.

    o The External Account contains only reportable securities that may not be transferred to a FIL approved brokerage account. For example, reportable securities acquired by means of a non-public offering may be "restricted securities" that cannot be held in a FIL approved brokerage account.

    o The External Account contains only non-reportable securities that may not be transferred to a FIL approved brokerage account. For example, companies that offer mutual funds may require that the mutual fund shares be held in an External Account.

    o The External Account is maintained solely to take advantage of products or services not provided by the approved broker and for which the approved broker does not provide a similar alternative. For example, some third-party investment advisers that provide managed-account services require the managed account to be an External Account.

    o The External Account is a trust account and, under the terms of the document(s) creating the trust account, the account must be an External Account.

    o The External Account is created in connection with an employee stock option plan ("ESOP") or an employee stock purchase plan ("ESPP") or similar arrangement, and the ESOP or ESPP requires that the subject stock or options to be held in an External Account.

    o The External Account exists solely because your spouse's (or other person in whose affairs you are deemed to have a beneficial interest) employer has a similar written prohibition on employee external accounts.

    o The External Account is associated with the settlement of a deceased's estate for which you have been appointed executor, the External Account is not otherwise beneficially owned by you, and your involvement with the External Account will be temporary.

    o The External Account is maintained to avoid penalties on tax for citizens of a country in which there is currently no FIL approved broker.

    o The External Account is not a brokerage account and is created in connection with a dividend reinvestment plan offered directly by the company in whose stock you are invested (such as a direct purchase plan ("DPP"), dividend reinvestment plan ("DRIP"), an automatic investment plan ("AIP") or similar arrangement) and you have provided your local Compliance department with a copy of your account statement under the subject plan and (where appropriate) a description of your periodic investment schedule under that subject plan.

    o The External Account is maintained by a contractor or consultant who has a contract of employment of three-months (or less) and is, given his or her access to sensitive fund information or systems, required to comply with the Code provisions.

    o The External Account is held by a new starter who wishes to maintain the account for three months in order to:

            o liquidate the holdings and close the External Account; or

            o transfer the holdings to a FIL approved broker and close the
              External Account.

     Permission to open or maintain an External Account will not be granted or may be revoked if External Account transactions are not reported as described in Section 7.2 of this Code.

     Please Note: If you are an employee in a region where there is currently no FIL approved broker, please contact your local compliance department to discuss trading arrangements.

INITIAL PUBLIC OFFERINGS (APPENDIX E): You may participate in an IPO if your situation falls within one of the circumstances described below and you have obtained prior written approval from your local Compliance department.

    o The IPO securities are offered to you as a result of an existing equity or bond position in the company offering the securities.

    o The IPO securities are offered to you as a result of your prior position as an insurance policyholder of, or depositor of, a company converting from mutual to stock form.

    o The IPO securities are offered to your spouse as a result of your spouse's (or other person in whose affairs you are deemed to have a beneficial interest) employment by the company offering the securities.

    o The IPO securities are offered to you as a result of a conversion of an organisation where you maintain a customer account. It should be noted that in order to participate in the IPO, your customer history with that organisation must be greater than one year.

DISCRETIONARY AUTHORIZATION (SECTION 4.13): You may exercise discretion over a non-beneficially owned account if you meet the circumstances described below and you have obtained prior written approval from your local Compliance department.

    o A family member is the beneficial owner of the account, you are not the beneficial owner of the account, and you and the account owner agree to comply with all of the other provisions of this Code. Additional restrictions apply if you are employed by or registered with a Fidelity registered broker-dealer.

PRE-CLEARANCE (SECTION 7.3): You may request an exception to the pre-clearance requirement if you meet the circumstances described below and you have obtained prior written approval from your local Compliance department.

    o Your spouse receives shares as part of his/her remuneration and does not know the exact date the shares will be received.

    o You or your spouse wishes to sell shares/options received as part of your remuneration and the request to do so must be submitted in writing.

    o You wish to accept or participate in an offer (resulting from of a takeover, acquisition or merger) where the acceptance or request to participate has to be submitted in writing and there is no discretion as to the timing of the purchase.

    o You wish to enter into a monthly savings plan in respect of a regulated or listed closed-end fund and you have no discretion as to when the monthly subscription amounts are used to purchase shares.

    o Your beneficially-owned account is subject to an investment management agreement with an investment advisor, and you have no trading discretion over the investments made in the subject account.

    o Your local Compliance contact has repeatedly rejected your pre-clearance request to engage in a sale transaction and you can demonstrate the rejection is causing significant hardship.

PRE-CLEARANCE VALID ONLY FOR THE DAY ON WHICH IT IS GRANTED (SECTION 7.3.4): You may request an exception to this requirement if you meet the circumstances described below and you have obtained prior written approval from your local Compliance department.

    o You wish to purchase/sell a security that is very illiquid resulting in you being unable to execute the trade on the same day pre-clearance approval is obtained.

    o The purchase or sale has to be instructed by mail and you have no prior knowledge or control over the date of when the transaction will be undertaken.

    o You wish to sell an odd lot sized securities holding that cannot be executed on the same day pre-clearance approval is obtained.

SURRENDER OF SHORT-TERM TRADING PROFITS (SECTION 6.5): You may not be required to surrender your short-term trading profits if you fall within the circumstance described below and you have obtained prior approval from your local Compliance department.

    o You are harvesting a tax loss but are blocked from selling due to a personal purchase within the most recent 60-day period, there has been no significant fund trading in the target security within the most recent 60-day period and the transaction would otherwise be approved based on the normal pre-clearance procedure.

             o For example, if you purchased 100 shares on January 1 at $20, purchased an additional 100 shares on July 1 for $10, and want to sell 100 shares on August 1 for $15, an exemption could be considered.

    o You are selling and then buying back the same security to take advantage of a tax allowance within a particular fiscal year that would otherwise be lost. The approval is limited to the amount of the tax allowance being utilised with any excess being subject to surrender


             o For example, if you sell 100 shares and realise a profit of
               $7,000 which is covered by an annual capital gains allowance, and then buy back the same security, an exemption would be considered.

                                                                      APPENDIX I

THE FORMS

        A. Annual Code of Ethics Acknowledgement

        B. Quarterly Trade Verification

        C. Outside Activities Disclosure

        D. Private Placement Approval Request

        E. Inside Information Notification

        F. Gift Notification G. Hospitality Notification

        H. IPO Permission to Invest: Manager's Statement

        I. Special Approval Request Form

                                                                          FORM A

o FORM A MUST BE COMPLETED BY ALL EMPLOYEES (AND CONTRACTORS / CONSULTANTS / AGENCY TEMPS AS NOTIFIED BY COMPLIANCE)

      NEW STARTERS MUST RETURN THIS FORM TO HR WITHIN SEVEN DAYS OF JOINING FIDELITY

      EXISTING EMPLOYEES, CONTRACTORS, CONSULTANTS OR AGENCY TEMPS MUST RETURN THIS FORM TO COMPLIANCE BY 28 JANUARY ANNUALLY

o BOTH PAGES OF THE FORM MUST BE COMPLETED. FORMS WILL NOT BE ACCEPTED BY COMPLIANCE WITHOUT ALL REQUIRED INFORMATION.

o SOME SECTIONS ONLY NEED TO BE COMPLETED BY SENIOR EXECUTIVES AND INVESTMENT PROFESSIONALS (OR ANY OTHER PERSONNEL SPECIFICALLY NOTIFIED BY COMPLIANCE)

Forms should be returned as follows:

--------------------------------------------------------------------------------------------------------------
UK/INDIA                           FRANCE                              GERMANY
--------------------------------------------------------------------------------------------------------------
The Compliance Officer             The Compliance Officer              The Compliance Officer
Ethics Compliance Group            Ethics Compliance Group             Ethics Compliance Group
Fidelity Investments               Fidelity Investissements SAS        Fidelity Investment Services GmbH
Oakhill House                      Washington Plaza                    11th Floor, Eurohaus
130 Tonbridge Road                 29 rue de Berri                     24-26 Lyoner Strasse
Hildenborough                      Paris 75008                         D-60528
Kent TN11 9DZ                      MAIL ZONE: XF                       Frankfurt, Germany
MAIL ZONE: XH2                                                         MAIL ZONE: XG
--------------------------------------------------------------------------------------------------------------
CONTINENTAL EUROPE                 HONG KONG/AUSTRALIA/KOREA           TAIWAN
--------------------------------------------------------------------------------------------------------------
The Compliance Officer             The Compliance Officer              The Compliance Officer
Ethics Compliance Group            Ethics Compliance Group             Ethics Compliance Group
Fidelity Investments               Fidelity Investments                Fidelity Investments (Taiwan) Limited
3rd Floor, Kansallis House         17th Floor                          ("SICE")
Place de L'Etoile                  One International Finance Centre    Taipei Metro, 10th Floor
BP 2174                            1 Harbour View Street, Central      207, Tun-Hwa S. Road
L-1021, Luxembourg                 Hong Kong                           Sec 2, Taipei 106
MAIL ZONE: XX                      MAIL ZONE: XHK                      Taiwan
                                                                       Republic of China
                                                                       Mail Zone: XW

                                                                       The Compliance Officer
                                                                       Ethics Compliance Group
                                                                       Fidelity Investments Securities
                                                                       Investment Trust Co. Ltd ("SITE")
                                                                       Taipei Metro, 15th Floor
                                                                       207, Tun-Hwa S. Road
                                                                       Sec 2, Taipei 106
                                                                       Taiwan
                                                                       Republic of China
                                                                       MAIL ZONE: XW
--------------------------------------------------------------------------------------------------------------
JAPAN                                                     BERMUDA
--------------------------------------------------------------------------------------------------------------
             The Compliance Officer                                   The Compliance Officer
             Ethics Compliance Group                                  Ethics Compliance Group
             Fidelity Investments                                     Fidelity Investments
            Across Shinkawa Bldg, 10th Floor                          Pembroke Hall, 42 Crow Lane
            1-8-8 Shinkawa                                            P O Box 670
            Chuo-Ku, 104-0033                                         Hamilton HM CX
            Tokyo, Japan                                              Bermuda
             MAIL ZONE: XJS                                           MAIL ZONE: XB
--------------------------------------------------------- ------------------------------------------------------

                                                                          FORM A

ANNUAL CODE OF ETHICS ACKNOWLEDGEMENT - CODE OF ETHICS 2004

--------------------------------------------------------------------------------
ALL EMPLOYEES (CONTRACTORS, CONSULTANTS & AGENCY TEMPS as notified by Compliance) - Must complete items 1 & 2 directly below
--------------------------------------------------------------------------------
1.  (TICK ONE BOX ONLY)
[]  There are no brokerage         []  Listed in Section A on the
    accounts held in my name           following page are all
    or in which I have a               brokerage accounts in my
    beneficial interest.               name or in which I have a
                                       beneficial interest.
2.  (TICK ONE BOX ONLY)
[]  I have no outside              []  I have such an outside
    interests which need to be         interest and attach a
    disclosed under Annex 2            completed Form C.
    Section 3.1 of the Code.           (http://docushare.fmr.com/
                                       dscgi/ds.py/Get/File-26698/
                                       Appendix-H-C.doc)
--------------------------------------------------------------------------------
SENIOR EXECUTIVES AND INVESTMENT PROFESSIONALS (AND ANY OTHER PERSONNEL SPECIFICALLY NOTIFIED BY COMPLIANCE) ONLY - MUST COMPLETE ITEMS 3 & 4
DIRECTLY BELOW
--------------------------------------------------------------------------------
3.  (TICK ONE BOX ONLY)
[]  I have no holdings of          []  Listed in Section B on the
    reportable securities.             following page are all
                                       Reportable Securities held
                                       by me (or in which I have
                                       a beneficial interest) as
                                       at 31 December. For new
                                       employees the date must be
                                       within the last thirty
                                       days.

4.    (TICK ONE BOX ONLY)
[]  I have no external             []  I have an external
    directorships.                     directorship and attach a
                                       completed Form C (link to
                                       Form C provided in item 2
                                       above)

--------------------------------------------------------------------------------
DECLARATION (ALL EMPLOYEES)
--------------------------------------------------------------------------------
o I acknowledge receipt of the above Code and understand that my personal transactions in both reportable securities (such as shares) and non-reportable securities (such as Fidelity funds) and my conduct are subject to it. I also understand that the Code applies to transactions in my own name, and those done through any nominee or omnibus account or other account in which I have a "beneficial interest". Please see Appendix B of the Code for what is a "beneficial interest". (http://docushare.fmr.com/dscgi/ds.py/Get/File-26715/Appendix_B.doc).

o If I have been employed by or contracted toFidelity during the previous calendar year I confirm that to the best of my knowledge I have complied with the Code of Ethics for that year during that period.

o I grant Fidelity the right to access at any time records relating to any brokerage accounts or other accounts in which I have a beneficial interest for transactions in reportable securities and Fidelity funds for the period of my employment or contract with Fidelity.

o I acknowledge that all such account records may be reviewed by Fidelity staff authorised by the Compliance Officer.

o I acknowledge that information provided to Fidelity for the purposes of the Code will be held on and processed by computer and retained in hard copy. It may be disclosed to other Fidelity companies and this may be done electronically. Pre-clearance and other calls may be recorded. Such information will be treated as confidential.

     ---------------------------------------       --------------------------
     NAME (PLEASE PRINT IN FULL)                   SIGNATURE

       a
     ---------------------------------------       --------------------------
     CORP ID (OR START DATE IF NEW EMPLOYEE)       OFFICE LOCATION

     ---------------------------------------       --------------------------
     JOB TITLE                                     DEPARTMENT

     ---------------------------------------       --------------------------
     DATE                                          INTERNAL TELEPHONE NUMBER

PLEASE COMPLETE ALL PAGES OF THE FORM


ANNUAL CODE OF ETHICS ACKNOWLEDGEMENT - SUPPLEMENTARY INFORMATION

A.  DETAILS OF BROKERAGE ACCOUNTS

    o To be completed by ALL EMPLOYEES (Contractors, Consultants and Agency Temps as notified by Compliance). All information is to be provided on an annual basis.

    o All personal or beneficially owned brokerage accounts must be disclosed. This includes accounts of your spouse, minor children or any account in which you have investment control and/or an economic interest. See Appendix B of the Code of Ethics for more specific information about beneficial ownership.

    o If the account(s) disclosed are not held with a Fidelity Approved Broker, and you have not obtained the written permission from Compliance to maintain the account, you must complete and attach Form I and return to the Compliance Officer (http://docushare.fmr.com/dscgi/ds.py/ Get/File-103346/Appendix_H-I.doc). The address of each Compliance department is listed on the front of Form A.
        PLEASE NOTE: You may not be granted approval in which case you will be asked to close the account.

    o Until your external accounts are transferred or closed, you must send a copy of each account statement to your local Compliance department.

    o Brokerage accounts that have the ability to trade in or hold reportable securities must be disclosed below.

------------------------------------------------------------------------------------------------
NAME ON THE ACCOUNT  NAME AND ADDRESS OF BROKERAGE   ACCOUNT NUMBER  ACCOUNT OWNER'S
(PLEASE PRINT)       BROKERAGE FIRM  (PLEASE PRINT)                  RELATIONSHIP TO FIDELITY
                                                                     EMPLOYEE (IF BENEFICIALLY
                                                                     OWNED ACCOUNT)
------------------------------------------------------------------------------------------------

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

B.  DETAILS OF HOLDINGS
    o To be completed by SENIOR EXECUTIVES and INVESTMENT PROFESSIONALS only (or any other personnel specifically notified by Compliance). Securities in which you have a beneficial interest must also be included below.
    o Only REPORTABLE SECURITIES need to be disclosed. For a definition of a reportable security, please refer to section 3 of the Code (http://docushare.fmr.com/dscgi/ds.py/Get/File-26679/Section_I-3.doc).
        This includes securities held through a Dividend Reinvestment Program
        (DRIP) or an Employee Stock Purchase or Option Plan.
    o Shares held in scrip or certificate form must be disclosed below. In addition, shares in Investment Trusts, shares within an ISA or PEP and shares obtained by way of a monthly savings plan must be disclosed below.

-----------------------------------------------------------------------------------------------------------
SECURITY NAME  (PLEASE PRINT)               NO OF SHARES    FIRM WHERE SECURITY IS HELD  (PLEASE PRINT)
-----------------------------------------------------------------------------------------------------------

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-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

NOTE: You may attach a statement from your broker if it contains a complete list of holdings.

                                                                          FORM B

QUARTERLY TRADE VERIFICATION - PART 1

FOR PERSONAL BROKERAGE ACCOUNT ACTIVITY DISCLOSED DURING THE PERIOD
[...........................] TO [................................]


EMPLOYEE NAME:                       EMPLOYEE CATEGORY
              -----------------                         -----------------------

LOCATION:     -----------------

-----------------------------------------------------------------------------------------------------------------
DATE                                  BROKER                                      SHARES/
OF TRADE        BROKER/DEALER NAME    A/C NO.       SECURITY DESCRIPTION          UNITS     PRICE     BUY/SELL
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

Please note that "NIL" returns are required

NAME:                                                SIGNATURE:
      ------------------------------------------                ------------------------------------------------

DATE:                                                CORP ID:
      ------------------------------------------                ------------------------------------------------

                                                     EXT NO:
      ------------------------------------------                ------------------------------------------------

QUARTERLY TRADE VERIFICATION - PART 2 (COMPLETE ONLY IF NECESSARY)

DISCLOSURE OF NEW BROKERAGE ACCOUNTS OPENED DURING THE PERIOD
[...........................] TO [................................]

EMPLOYEE NAME:                       EMPLOYEE CATEGORY
              -----------------                         -----------------------

LOCATION:     -----------------

-----------------------------------------------------------------------------------------------------------------
BROKER/DEALER NAME                  ACCOUNT NUMBER           ACCOUNT NAME                     DATE OPENED
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

Please note that "NIL" returns are not required. DO NOT COMPLETE AND RETURN PAGE 2 IF YOU HAVE NOT OPENED A
BROKERAGE ACCOUNT DURING THE QUARTER.

NAME:                                                SIGNATURE:
       -------------------------------------                -----------------------------------------------

DATE:                                                CORP ID:
       -------------------------------------                -----------------------------------------------

                                                     EXT NO:
       -------------------------------------                -----------------------------------------------

                      THIS FORM MUST BE COMPLETED EACH YEAR
                                                                          FORM C

OUTSIDE ACTIVITY / DIRECTORSHIP DISCLOSURE

We do not believe that you should participate in activities/directorships outside of your employment or contract that affect or conflict with your work at Fidelity. If you engage in any outside activities or interests listed below, or any other activities outside of your employment or contract with Fidelity then please complete this form and submit it to the Compliance Department.

Involvement in clearly or potentially conflicting activities would cover such areas as:

|X| involvement in a business that supplies goods to Fidelity;

|X| the acceptance or holding of any position in a company, a partnership or membership of a committee (e.g. becoming a director, officer or trustee of an organisation or business);

|X| any activity which may involve remuneration being paid to you;

|X| any involvement in an outside business activity;

|X| any activity involving customers of Fidelity.

The above list is not exhaustive. If you are unsure if you need to disclose an outside activity or interest ask Compliance.

THIS FORM MUST BE SIGNED BY YOUR MANAGER AT THE TIME YOU TAKE ON AN OUTSIDE ACTIVITY OR DIRECTORSHIP OR IF THERE HAS BEEN A MATERIAL CHANGE IN THE ROLE OR THE NATURE OF THE COMMITMENT.

1. NAME AND NATURE OF THE ACTIVITY /      2. DETAILS OF PARTIES INVOLVED
   DIRECTORSHIP (PLEASE DELETE AS                ------------------------
   APPLICABLE):
   -----------------------------------
   Name of Activity/Company:
                                              ---------------------------
   Nature of Activity/Directorship:
                                          4.  IF YOU ARE GOING TO BE PAID
   -----------------------------------        MORE THAN US$5,000 PA (OR
                                              EQUIVALENT) STATE HOW
3. AMOUNT OF TIME INVOLVED:                   MUCH YOU WILL RECEIVE
   -----------------------------------
   Evenings                                   ---------------------------
   -----------------------------------
   Weekends
   ----------------------------------
   Other
   ----------------------------------

5. WILL THE ACTIVITY INVOLVE:
                                           ----------------------------
                                              IF `YES' GIVE DETAILS
                                           ----------------------------
   --------------------------------------------------------------------
|X| Fidelity customers Yes / No
   --------------------------------------------------------------------
|X| Fidelity suppliers Yes / No
   --------------------------------------------------------------------
|X| Fidelity employees Yes / No
   --------------------------------------------------------------------

   --------------------------------------------------------------------

6. WAS THE ACTIVITY TAKEN UP AT FIDELITY'S REQUEST: YES NO

   Name (print):                      Signature:
       --------------------------                -----------------------------
   Date:                              Corp ID:      a
       --------------------------                -----------------------------
                                      Ext No:
        --------------------------                ----------------------------

Approved by Manager:    Name:               Signature:          Date:
                             --------------           ---------      ---------

-------------------------------------------------------------------------------
INTERNAL USE ONLY:

Approved by Compliance:     Name:           Signature:           Date:
                                 ----------            ---------         -----

Employee informed           Name:           Signature:           Date:
                                 ----------            ---------         -----

                                                                                                         FORM D

PRIVATE PLACEMENT APPROVAL REQUEST

---------------------------------------------------------------------------------------------------------------
1. Name of Company in which you are intending to invest?
---------------------------------------------------------------------------------------------------------------
2. Is the investment arrangement organised as a U.S. "look               NO
   through" entity?                                                 -------------------------------------------
                                                                        YES  (Refer to Bermuda Compliance)
                                                                    -------------------------------------------
---------------------------------------------------------------------------------------------------------------
3. Nature of investment (e.g. stocks, loan notes)
---------------------------------------------------------------------------------------------------------------
4. Intended value of investment (in USD)
---------------------------------------------------------------------------------------------------------------
5. If you will be trading through a broker, which broker?
---------------------------------------------------------------------------------------------------------------
6. Does the company have publicly traded securities?                     NO
                                                                    -------------------------------------------
                                                                         YES (provide details)
                                                                    -------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
7. Do you believe the investment would be suitable for                   NO
                                                                    -------------------------------------------
       Fidelity funds or accounts?                                       YES
                                                                    -------------------------------------------

       WHY?
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
8. How did you become aware of the placement?                            Personal Contact
                                                                    -------------------------------------------
                                                                         Investment publication
                                                                    -------------------------------------------
                                                                         Internet
                                                                    -------------------------------------------
                                                                         Other (please specify)
                                                                    -------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
9. If you became aware via a personal contact
                                                                    -------------------------------------------
     >>    what is his/her relationship to the company?

                                                                    -------------------------------------------
     >>    if he/she is being retained by a firm in this
           role, which firm
                                                                    -------------------------------------------
     >>    does this person or firm have a relationship with
           Fidelity or its clients of which you are aware?              NO              YES (provide details)
                                                                    -------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

Name:                                  Signature:                                    Date:
    -----------------------                       ------------------------------            --------------
---------------------------------------------------------------------------------------------------------------
INTERNAL USE ONLY:

      APPROVED        DENIED  DEPARTMENT HEAD
         -----         ----
         -----         ---- ----------------------------------------------------------------------------------
                                          Name                             Signature                 Date

      APPROVED        DENIED  COMPLIANCE DEPT
         -----         ----
         -----         ---- ----------------------------------------------------------------------------------
                                          Name                             Signature                 Date

                                                                          FORM E
                                                                        (EUROPE)

                                   MEMORANDUM
                             PRIVATE & CONFIDENTIAL

TO:               TRELAWNY WILLIAMS 8 727 4873 OR IAN JONES - 8 727 4509
                  -------------------------------------------------------------

FROM:
                  -------------------------------------------------------------

SUBJECT:          INSIDE INFORMATION NOTIFICATION
================= =============================================================

With reference to Fidelity's procedures concerning the regulation of insider trading, I hereby acknowledge that I have received inside information about the following company:
-------------------------------------------------------------------------------

Company / Companies Involved:
-------------------------------------------------------------------------------

Inside Information (briefly)*:
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Date received:                                            Time:
-------------------------------------------------------------------------------

How Inside Information was received (briefly):
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Date information is likely to go public:
-------------------------------------------------------------------------------

Other Fidelity personnel also present:
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

I ACKNOWLEDGE THAT AS AN INSIDER, I AM PROHIBITED FROM TRADING IN THE SHARES OF THE ABOVE COMPANY ON MY OWN ACCOUNT OR FOR A FUND OR PRIVATE ACCOUNT, AND FROM PASSING THE INFORMATION TO ANYONE ELSE WITHOUT YOUR APPROVAL.

-------------------------------------------------------------------------------

A   ** I do not consider that this information should be made            [ ]
    available to any other Fidelity personnel


B   ** I consider that this information should be made available to      [ ]
    others.

Names(s)
          ---------------------------------------------------------------------
Reason(s)
          ---------------------------------------------------------------------

          ---------------------------------------------------------------------
I therefore request approval to pass the information on to the above

Approval given by:
                      ---------------------------------------------------------

Date/time approval given:
                      ---------------------------------------------------------

 ------------------------------------------------------------------------------

Signed:                                  Date:
            ---------------------------           ------------------------------

* Please provide sufficient information to ensure that the date/time that the information becomes public may be determined
**  Please complete as appropriate

                                                                        FORM E
                                                                        (EUROPE)

                                  CONFIDENTIAL

Trelawny Williams / Ian Jones
Compliance Department
Fidelity Investments
25 Cannon Street
London
EC4M 5TA                                             Dated:________________

Dear Trelawny / Ian

RE: [                                            ] ("THE COMPANY")

I have received information which I believe to be price sensitive and non-public as it relates to the Company. I understand that the information provided to me may stop my trading, either individually or for an account managed by me, in the securities of the Company under relevant law*.

In connection with the information, I have agreed with you that I will not disclose in any manner this information to any other person within Fidelity other than as specifically identified on the attached Inside Information Notification.

I may discuss the information with others outside of Fidelity only if they have the same information.

Further, I will not participate in discussions or decisions relating to the Company or any trading in the affected securities, other than with those persons outside of Fidelity in possession of the same information or otherwise in accordance with the securities laws after consultation with counsel.

I understand that any such disclosure by me may result in restrictions on trading for various accounts advised by Fidelity or its affiliates, and in possible violations of the securities laws in certain countries. In particular I understand that I cannot use or refer to the information in preparing any research note in connection either with:

(a) the Company; or

(b) any other company whose securities which could be affected by the information.

                                                                          FORM E

I will only discuss such matters with legal counsel. I understand that I am not free to discuss the information or its receipt with the executive management of Fidelity (otherwise than as listed on the attached Inside Information Notification) unless specifically authorized by you.

Finally, I recognise that I should advise you confidentially verbally as soon as I know and immediately afterwards in writing when I consider that the "Chinese Wall" established by this letter is no longer necessary and I will make every effort so to do.

Yours sincerely

------------------------------------------------
Signature

------------------------------------------------
Print Name

Date:                       Time:
--------------------------- --------------------

By signing you confirm that you agree to be bound by the letter.

Encl.    Inside Information Notification Form

                                                                          FORM E
                                                                         (JAPAN)
                                   MEMORANDUM
                             PRIVATE & CONFIDENTIAL

TO:     KENJI NISHIYAMA - 8 775 9489, PAUL LANTZ - 8 775 9483 OR SEIGO CHIKUI
        - 8 775 8923
        ------------------------------------------------------------------------

From:
        ------------------------------------------------------------------------

Subject:          INSIDE INFORMATION NOTIFICATION
================================================================================

With reference to Fidelity's procedures concerning the regulation of insider trading, I hereby acknowledge that I have received inside information about the following company:
--------------------------------------------------------------------------------

Company / Companies Involved:
--------------------------------------------------------------------------------

Inside Information (briefly)*:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Date received:                                            Time:
--------------------------------------------------------------------------------

How Inside Information was received (briefly):
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Date information is likely to go public:
--------------------------------------------------------------------------------

Other Fidelity personnel also present:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I ACKNOWLEDGE THAT AS AN INSIDER, I AM PROHIBITED FROM TRADING IN THE SHARES OF THE ABOVE COMPANY ON MY OWN ACCOUNT OR FOR A FUND OR PRIVATE ACCOUNT, AND FROM PASSING THE INFORMATION TO ANYONE ELSE WITHOUT YOUR APPROVAL.

--------------------------------------------------------------------------------

A ** I do not consider that this information should be made available    [ ]
     to anyother Fidelity personnel

B ** I consider that this information should be made available to        [ ]
     others.

Names(s)
          ---------------------------------------------------------------------
Reason(s)
          ---------------------------------------------------------------------

          ---------------------------------------------------------------------
I therefore request approval to pass the information on to the above

Approval given by:
                           ----------------------------------------------------

Date/time approval given:
                           ----------------------------------------------------

                           ----------------------------------------------------
--------------------------------------------------------------------------------

Signed:                                       Date:
            --------------------------------           -----------------------

* Please provide sufficient information to ensure that the date/time that the information becomes public may be determined
**   Please complete as appropriate

                                                                          FORM E
                                                                         (JAPAN)

                                  CONFIDENTIAL

Kenji Nishiyama / Paul Lantz / Seigo Chikui
Fidelity Investments Japan Limited
Shiroyama JT Mori Bldg - 10th Floor
3-1, Toranomon 4-chome, Minato-ku
Tokyo 105-6019
Japan                                                 Dated:________________

Dear Kenji / Paul / Seigo

RE:  [                                       ] ("THE COMPANY")

I have received information which I believe to be price sensitive and non-public as it relates to the Company. I understand that the information provided to me may stop trading, either individually or for an account managed by me, in the securities of the Company under relevant law*.

In connection with the information, I have agreed with you that I will not disclose in any manner this information to any other person within Fidelity other than as specifically identified on the attached Inside Information Notification.

I may discuss the information with others outside of Fidelity only if they have the same information.

Further, I will not participate in discussions or decisions relating to the Company or any trading in the affected securities, other than with those persons outside of Fidelity in possession of the same information or otherwise in accordance with the securities laws after consultation with counsel.

I understand that any such disclosure by me may result in restrictions on trading for various accounts advised by Fidelity or its affiliates, and in possible violations of the securities laws in certain countries. In particular I understand that I cannot use or refer to the information in preparing any research note in connection either with:

(a) the Company; or

(b) any other company whose securities which could be affected by the information.

                                                                          FORM E

I will only discuss such matters with legal counsel. I understand that I am not free to discuss the information or its receipt with the executive management of Fidelity (otherwise than as listed on the attached Inside Information Notification) unless specifically authorized by you.

Finally, I recognise that I should advise you confidentially verbally as soon as I know and immediately afterwards in writing when I consider that the "Chinese Wall" established by this letter is no longer necessary and I will make every effort so to do.

Yours sincerely

------------------------------------------------
Signature

------------------------------------------------
Print Name

Date:                       Time:
--------------------------- --------------------

By signing you confirm that you agree to be bound by the letter.

Encl.    Inside Information Notification Form

                                                                         FORM E
                                                                    (HONG KONG)
                                                                       (TAIWAN)
                                                                    (AUSTRALIA)
                                                                        (KOREA)
                                   MEMORANDUM
                             PRIVATE & CONFIDENTIAL

TO:               SAMANTHA MILLER - 8 777 2862
                  -------------------------------------------------------------

FROM:
                  -------------------------------------------------------------


SUBJECT:          INSIDE INFORMATION NOTIFICATION
================================================================================

With reference to Fidelity's procedures concerning the regulation of insider trading, I hereby acknowledge that I have received inside information about the following company:
--------------------------------------------------------------------------------

Company / Companies Involved:
--------------------------------------------------------------------------------

Inside Information (briefly)*:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Date received:                                            Time:
--------------------------------------------------------------------------------

How Inside Information was received (briefly):
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Date information is likely to go public:
--------------------------------------------------------------------------------

Other Fidelity personnel also present:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I ACKNOWLEDGE THAT AS AN INSIDER, I AM PROHIBITED FROM TRADING IN THE SHARES OF THE ABOVE COMPANY ON MY OWN ACCOUNT OR FOR A FUND OR PRIVATE ACCOUNT, AND FROM PASSING THE INFORMATION TO ANYONE ELSE WITHOUT YOUR APPROVAL.

--------------------------------------------------------------------------------

A ** I do not consider that this information should be made available    [ ]
     to anyother Fidelity personnel

B ** I consider that this information should be made available to        [ ]
     others.

Names(s)
          ---------------------------------------------------------------------
Reason(s)
          ---------------------------------------------------------------------

          ---------------------------------------------------------------------
I therefore request approval to pass the information on to the above

Approval given by:
                           ----------------------------------------------------

Date/time approval given:
                           ----------------------------------------------------

                           ----------------------------------------------------
--------------------------------------------------------------------------------

Signed:                                       Date:
            --------------------------------           -----------------------

* Please provide sufficient information to ensure that the date/time that the information becomes public may be determined
**   Please complete as appropriate

                                                                        FORM E
                                                                   (HONG KONG)
                                                                      (TAIWAN)
                                                                   (AUSTRALIA)
                                                                       (KOREA)

                                  CONFIDENTIAL

Samantha Miller
Fidelity International Limited
17th Floor, One International Finance Centre
1 Harbour View Street
Central
Hong Kong                                      Dated:________________

Dear Samantha

RE:  [                                             ] ("THE COMPANY")

I have received information which I believe to be price sensitive and non-public as it relates to the Company. I understand that the information provided to me may stop my trading, either individually or for an account managed by me, in the securities of the Company under relevant law*.

In connection with the information, I have agreed with you that I will not disclose in any manner this information to any other person within Fidelity other than as specifically identified on the attached Inside Information Notification.

I may discuss the information with others outside of Fidelity only if they have the same information.

Further, I will not participate in discussions or decisions relating to the Company or any trading in the affected securities, other than with those persons outside of Fidelity in possession of the same information or otherwise in accordance with the securities laws after consultation with counsel.

I understand that any such disclosure by me may result in restrictions on trading for various accounts advised by Fidelity or its affiliates, and in possible violations of the securities laws in certain countries. In particular I understand that I cannot use or refer to the information in preparing any research note in connection either with:

(a) the Company; or

(b) any other company whose securities which could be affected by the information.

                                                                          FORM E

I will only discuss such matters with legal counsel. I understand that I am not free to discuss the information or its receipt with the executive management of Fidelity (otherwise than as listed on the attached Inside Information Notification) unless specifically authorized by you.

Finally, I recognise that I should advise you confidentially verbally as soon as I know and immediately afterwards in writing when I consider that the "Chinese Wall" established by this letter is no longer necessary and I will make every effort so to do.

Yours sincerely

------------------------------------------------
Signature

------------------------------------------------
Print Name

Date:                       Time:
--------------------------- --------------------

By signing you confirm that you agree to be bound by the letter.

Encl.    Inside Information Notification Form

                                                                         FORM E
                                                                      (BERMUDA)

                                   MEMORANDUM
                             PRIVATE & CONFIDENTIAL

TO:        JENNIFER RAND - 8 765 7351 OR LORI BLACKWOOD - 8 765 7282
           ---------------------------------------------------------------------

FROM:
           ---------------------------------------------------------------------

Subject:          INSIDE INFORMATION NOTIFICATION
================================================================================

With reference to Fidelity's procedures concerning the regulation of insider trading, I hereby acknowledge that I have received inside information about the following company:
--------------------------------------------------------------------------------

Company / Companies Involved:
--------------------------------------------------------------------------------

Inside Information (briefly)*:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Date received:                                            Time:
--------------------------------------------------------------------------------

How Inside Information was received (briefly):
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Date information is likely to go public:
--------------------------------------------------------------------------------

Other Fidelity personnel also present:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I ACKNOWLEDGE THAT AS AN INSIDER, I AM PROHIBITED FROM TRADING IN THE SHARES OF THE ABOVE COMPANY ON MY OWN ACCOUNT OR FOR A FUND OR PRIVATE ACCOUNT, AND FROM PASSING THE INFORMATION TO ANYONE ELSE WITHOUT YOUR APPROVAL.

--------------------------------------------------------------------------------

A ** I do not consider that this information should be made available    [ ]
     to anyother Fidelity personnel

B ** I consider that this information should be made available to        [ ]
     others.

Names(s)
          ---------------------------------------------------------------------
Reason(s)
          ---------------------------------------------------------------------

          ---------------------------------------------------------------------
I therefore request approval to pass the information on to the above

Approval given by:
                           ----------------------------------------------------

Date/time approval given:
                           ----------------------------------------------------

                           ----------------------------------------------------
--------------------------------------------------------------------------------

Signed:                                       Date:
            --------------------------------           -----------------------

* Please provide sufficient information to ensure that the date/time that the information becomes public may be determined
**   Please complete as appropriate

                                                                        FORM E
                                                                     (BERMUDA)

                                  CONFIDENTIAL

Jennifer Rand / Lori Blackwood
Fidelity International Limited
Pembroke Hall, 42 Crow Lane
Pembroke, HM19
Bermuda                                              Dated:________________

Dear Jennifer / Lori

RE:  [                                                  ] ("THE COMPANY")

I have received information which I believe to be price sensitive and non-public as it relates to the Company. I understand that the information provided to me may stop my trading, either individually or for an account managed by me, in the securities of the Company under relevant law*.

In connection with the information, I have agreed with you that I will not disclose in any manner this information to any other person within Fidelity other than as specifically identified on the attached Inside Information Notification.

I may discuss the information with others outside of Fidelity only if they have the same information.

Further, I will not participate in discussions or decisions relating to the Company or any trading in the affected securities, other than with those persons outside of Fidelity in possession of the same information or otherwise in accordance with the securities laws after consultation with counsel.

I understand that any such disclosure by me may result in restrictions on trading for various accounts advised by Fidelity or its affiliates, and in possible violations of the securities laws in certain countries. In particular I understand that I cannot use or refer to the information in preparing any research note in connection either with:

(a) the Company; or

(b) any other company whose securities which could be affected by the information.

                                                                          FORM E

I will only discuss such matters with legal counsel. I understand that I am not free to discuss the information or its receipt with the executive management of Fidelity (otherwise than as listed on the attached Inside Information Notification) unless specifically authorized by you.

Finally, I recognise that I should advise you confidentially verbally as soon as I know and immediately afterwards in writing when I consider that the "Chinese Wall" established by this letter is no longer necessary and I will make every effort so to do.

Yours sincerely

------------------------------------------------
Signature

------------------------------------------------
Print Name

Date:                       Time:
------------------------------------------------

By signing you confirm that you agree to be bound by the letter.

Encl.    Inside Information Notification Form

                                                                          FORM F

                             GIFTS NOTIFICATION FORM

Employee Name                            Department:
-----------------------------------      ---------------------------------------

-----------------------------------      ---------------------------------------

Description of Gift                        Estimated Value
-----------------------------------        ----------------------
                                                                   US
                                                                   Dollars
                                                                   or other
                                                                   currency

-----------------------------------        ----------------------

PLEASE DELETE:             Gift Received / Gift to be Made

Name of company and/or person providing/receiving gift
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

Nature of business relationship
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

Reason for gift
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

I confirm that I have read and understood Fidelity's Gifts Policy and that the above gift has been treated in accordance with that Policy.

           --------------------------------             ------------------------

Signature                                         Date

           --------------------------------             ------------------------

-------------------------------------------------------------------------------
INTERNAL USE ONLY:

Approved by Compliance:   Name:             Signature:            Date:
                                -----------            ----------       -------

                                                                          FORM G

                          HOSPITALITY NOTIFICATION FORM

Employee Name                  Department:
-----------------------------  ---------------------------------------

-----------------------------  ---------------------------------------

Description of Hospitality       Estimated Value
-----------------------------    ---------------
DATE:          LOCATION:                          US
                                                  Dollars
                                                  or other
                                                  currency
-----------------------------    ---------------
NATURE:

                                                  Will you be
                                                  paying for
                                                  transportation
                                                  to/from the event?   YES   NO
-----------------------------

Please delete:             Hospitality Received / Hospitality Offered

--------------------------------------------------------------------------------

Will host be attending                                                 YES   NO
--------------------------------------------------------------------------------

Name of company and/or person providing/receiving hospitality
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Nature of business relationship
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Reason for hospitality
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I confirm that I have read and understood Fidelity's Hospitality Policy and that the above hospitality will comply with that Policy.

           ----------------------------------------------          -------------

Signature:                                                   Date:
           ----------------------------------------------          -------------

--------------------------------------------------------------------------------
INTERNAL USE ONLY:

Approved by Compliance:   Name:             Signature:            Date:
                                -----------            ----------       -------

                                                                          FORM H

           CONDITIONS FOR ISSUING SPECIAL APPROVALS FOR INVESTMENT IN
                            INITIAL PUBLIC OFFERINGS
                               MANAGER'S STATEMENT

-------------------------------------------------------------------------------

NAME OF IPO
-------------------------------------------------------------------------------

------------------------------
EMPLOYEE DETAILS
-------------------------------------------------------------------------------

NAME
-------------------------------------------------------------------------------

DEPARTMENT
-------------------------------------------------------------------------------

CORP ID
-------------------------------------------------------------------------------

EXT. NUMBER
-------------------------------------------------------------------------------

------------------------------
MANAGER DETAILS
-------------------------------------------------------------------------------

NAME
-------------------------------------------------------------------------------

DEPARTMENT
-------------------------------------------------------------------------------

EXT. NUMBER
-------------------------------------------------------------------------------

------------------------------
MANAGER'S STATEMENT
-------------------------------------------------------------------------------

I CAN CONFIRM THAT I AM AWARE THAT THE ABOVE EMPLOYEE IS PARTICIPATING IN THE ABOVE IPO AND THAT I DO NOT BELIEVE THERE TO BE A CONFLICT BETWEEN THEIR PARTICIPATION AND THEIR POSITION AND DUTIES AT FIDELITY
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

SIGNED
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

DATE
-------------------------------------------------------------------------------

                                                                          FORM I

SPECIAL APPROVAL REQUEST FORM

IN ORDER FOR COMPLIANCE TO REVIEW YOUR SPECIAL APPROVAL REQUEST YOU MUST COMPLETE THE ATTACHED SPECIAL APPROVAL REQUEST FORM. THIS FORM, ALONG WITH ANY SUPPORTING DOCUMENTATION, SHOULD BE RETURNED TO YOUR LOCAL COMPLIANCE CONTACT.

All special approval requests provide that you MUST complete SECTIONS A, B, C, AND D of the attached form. ALL FOUR SECTIONS MUST BE COMPLETE. FORMS WILL NOT BE ACCEPTED WITHOUT ALL REQUIRED INFORMATION.

REQUIRED DOCUMENTATION

If the reason for your request is listed below, you MUST complete all of the above sections as well as include the additional information listed. All supporting documentation should be attached to the form and returned to the Code of Ethics Compliance Officer.

    1.   OUTSIDE BROKERAGE ACCOUNTS

         (a) If you (or someone with a beneficial interest) wishes to open/use an outside brokerage account (i.e. an account with a broker not on the list of Approved brokers) then you must complete Sections B, C and D on the following page.

         (b) If you wish to trade futures or commodities in that account then we also need a letter from your manager stating that they are aware that you wish to maintain an external account for the purpose of transacting in futures and commodities, and that there is no conflict of interest between your position at Fidelity and you maintaining an account for this purpose.

         (c) If the reason for an outside brokerage account is that someone with a beneficial interest must maintain that account because of his or her employer's rules, then we need:
                o  A copy of the external firm's in-house trading requirement.
                o A letter from the external broker dealer's Compliance Department stating that the account may not be maintained at a Fidelity Approved Broker.
                o The name and phone number of the external firm's compliance contact.

         (d) If that account is managed on a discretionary basis we need a copy of the management agreement.

         (e) If you wish to maintain an existing outside brokerage account, you must attach, to this form, copies of statements on the account since date of hire or date on which the account became beneficially owned if not already provided. While your request is pending you will ensure that regular reporting is forwarded from the broker dealer to the appropriate Compliance department.

                          SPECIAL APPROVAL REQUEST FORM

A.     EMPLOYEE INFORMATION

-------------------------------------------------------------------------------
NAME:                                        CORP ID:
-------------------------------------------------------------------------------
MAILZONE:                                    TELEPHONE NO:
-------------------------------------------------------------------------------

B. REASON FOR THE SPECIAL APPROVAL REQUEST (provide a detailed explanation)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

C. DETAILS OF BROKERAGE ACCOUNTS (add more lines if necessary)

-------------------------------------------------------------------------------
NAME ON THE ACCOUNT   NAME AND ADDRESS OF BROKERAGE FIRM
(PLEASE PRINT)        (PLEASE PRINT)                           ACCOUNT NUMBER
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

D. DETAILS OF CURRENT HOLDINGS (add more lines if necessary)

-------------------------------------------------------------------------------
SECURITY NAME                 NO. OF    PURCHASE    FIRM WHERE SECURITY IS HELD
(PLEASE PRINT)                SHARES    PRICE             (PLEASE PRINT)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
NOTE: You may attach a statement from your broker if it contains a complete list of holdings.

I certify to the best of my knowledge that the information provided is accurate and complete and I shall notify Compliance immediately if the information ceases to be accurate and complete.

Employee Signature: ______________________     Date:  ________________________

              YOUR REQUEST WILL NOT BE REVIEWED UNTIL ALL RELEVANT
                 DOCUMENTATION HAS BEEN FORWARDED TO COMPLIANCE.